Exhibit 99.1

Execution Copy

CREDIT AGREEMENT

Dated as of May 30, 2008

among

TRX, INC.,

as Borrower

and

ATLANTIC CAPITAL BANK,

as Lender

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	20
1.03	Accounting Terms	20
1.04	Rounding	21
1.05	Times of Day	21
1.06	Letter of Credit Amounts	21

ARTICLE II. THE COMMITMENT AND CREDIT EXTENSIONS		21

2.01	Loans	21
2.02	Borrowings and Conversions of Loans	21
2.03	Letters of Credit	22
2.04	Prepayments	28
2.05	Termination or Reduction of Commitment	28
2.06	Repayment of Loans	28
2.07	Interest	28
2.08	Fees	29
2.09	Computation of Interest and Fees	29
2.10	Evidence of Debt	29
2.11	Payments Generally	30

ARTICLE III. SECURITY		30

3.01	Security	30
3.02	Further Assurances	30
3.03	Information Regarding Collateral	31

ARTICLE IV. TAXES, YIELD PROTECTION AND ILLEGALITY		31

4.01	Taxes	31
4.02	Illegality	32
4.03	Inability to Determine LIBOR	33
4.04	Increased Costs	33
4.05	Mitigation Obligations	34
4.06	Survival	34

ARTICLE V. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		34

5.01	Initial Conditions Precedent	34
5.02	Conditions to all Credit Extensions	37

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		38

6.01	Existence, Qualification and Power; Compliance with Laws	38
6.02	Authorization; No Contravention	38
6.03	Governmental Authorization; Other Consents	38
6.04	Binding Effect	38

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6.05	Financial Statements; No Material Adverse Effect	38
6.06	Litigation	39
6.07	No Default	39
6.08	Ownership of Property; Liens	39
6.09	Environmental Compliance	39
6.10	Insurance	39
6.11	Taxes	40
6.12	ERISA Compliance; Labor Relations	40
6.13	Subsidiaries; Equity Interests and Other Investments	41
6.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	41
6.15	Disclosure	41
6.16	Compliance with Laws	42
6.17	Intellectual Property; Licenses, Etc.	42
6.18	Material Agreements	42
6.19	Collateral	42
6.20	Owned and Leased Real Property	43
6.21	Senior Debt	43
6.22	Insolvency	43
6.23	OFAC	43
6.24	Patriot Act	43
6.25	Security Interest and Liens	44

ARTICLE VII. AFFIRMATIVE COVENANTS		44

7.01	Financial Statements	44
7.02	Certificates; Other Information	45
7.03	Notices	46
7.04	Payment of Obligations	46
7.05	Preservation of Existence, Etc.	47
7.06	Maintenance of Properties	47
7.07	Maintenance of Insurance	47
7.08	Compliance with Laws	47
7.09	Books and Records	48
7.10	Inspection Rights	48
7.11	Use of Proceeds	48
7.12	New Subsidiaries and Pledgors	48
7.13	Deposit Accounts and Treasury Management Arrangements	51

ARTICLE VIII. NEGATIVE COVENANTS		51

8.01	Liens	51
8.02	Investments	52
8.03	Indebtedness	53
8.04	Fundamental Changes	54
8.05	Dispositions	54
8.06	Restricted Payments	55
8.07	Change in Nature of Business, Fiscal Year, Accounting Practices	55
8.08	Transactions with Affiliates	55

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8.09	Burdensome Agreements	56
8.10	Use of Proceeds	56
8.11	Payment of Subordinated Indebtedness	56
8.12	Modifications to Subordinated Indebtedness	56
8.13	Financial Covenants	56
8.14	Capital Expenditures	56
8.15	Acquisitions	57

ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES		57

9.01	Events of Default	57
9.02	Remedies Upon Event of Default	59
9.03	Application of Funds	60

ARTICLE X. MISCELLANEOUS		60

10.01	Amendments; Etc.	60
10.02	Notices, Effectiveness; Electronic Communication	60
10.03	No Waiver; Cumulative Remedies	61
10.04	Expenses; Indemnity; Damage Waiver	61
10.05	Payments Set Aside	63
10.06	Successors and Assigns	63
10.07	Confidentiality	65
10.08	Right of Setoff	65
10.09	Interest Rate Limitation	66
10.10	Counterparts; Integration; Effectiveness	66
10.11	Survival of Representations and Warranties	66
10.12	Severability	66
10.13	Governing Law; Jury Trial Waiver	67
10.14	USA PATRIOT Act Notice	67
10.15	Time of the Essence	67

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SCHEDULES

3.03	Collateral Information
6.05	Supplement to Interim Financial Statements
6.13	Subsidiaries; Other Investments
6.17	Intellectual Property
6.18	Material Agreements
6.20(a)	Owned Real Property
6.20(b)	Leased Real Property
8.01	Existing Liens
8.02	Existing Investments
8.03	Existing Indebtedness
10.02	Lending Office, Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Compliance Certificate
C	Opinion of McKenna Long & Aldridge LLP

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CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of May 30, 2008, by and between TRX, INC., a Georgia corporation (the “Borrower”), and ATLANTIC CAPITAL BANK, as Lender (the “Lender”).

WHEREAS, the Lender desires to make available to the Borrower a revolving credit facility in the amount of $10,000,000, which will include a $2,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition of (a) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Applicable Rate” means a per annum rate equal to: (a) with respect to Base Rate Loans, 0.50%; (b) with respect to LIBOR Loans and Letters of Credit, 2.50%; and (c) with respect to the commitment fee, 0.50%.

“Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Atlantic Capital Bank” means Atlantic Capital Bank or any successor thereof.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earlier of (a) the Maturity Date and (b) the date of termination of the Commitment.

“Base Rate” means the per annum rate of interest equal to the Prime Rate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“BCD” means BCD Holdings N.V., a corporation organized under the laws of the Netherlands Antilles.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office is located and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means for any period the sum of (without duplication) (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period for items that are capitalized that would be classified as “property, plant or equipment” or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, and (b) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period for the cost of developing computer software that are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Leases” means any lease which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any member of the Existing Control Group (as defined below) and (ii) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the Voting Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right);

(b) any individual(s) or entity(s) acting in concert (other than any member of the Existing Control Group) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of all such Equity Interests; or

(c) John A. Fentener van Vlissingen (the “Controlling Shareholder”), his Family (as defined below) and/or a Family Trust (as defined below) shall fail to collectively own, directly or indirectly, at least 40% of the Voting Equity Interests of the Borrower on a combined basis.

As in this definition, (i) “Existing Control Group” means the Controlling Shareholder, his Family, any Family Trust and any Person which is Controlled individually or collectively by the foregoing and in which the Controlling Shareholder, his Family or any Family Trust, individually or collectively own, directly or indirectly, at least 51% of the Voting Equity Interests on a full diluted basis, (ii) “Family” means the descendants and blood relatives to the second degree of consanguinity of the Controlling Shareholder, and (iii) “Family Trust” means any trust for the exclusive benefit of the Controlling Shareholder or his Family, so long as the Controlling Shareholder has the exclusive right to Control such trust.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived by the Lender in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, all real and personal property (other than Equity Interests in Subsidiaries to the extent such Equity Interests are not Pledged Interests) now owned or hereafter acquired by any Grantor and any other property of any Person in which the Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

“Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $10,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated Assets” means the assets of the Borrower and its Subsidiaries, on a consolidated basis.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (v) all non-cash items decreasing Consolidated Net Income for such period, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, and (iii) the amount of any cash expenditures made during such period related to non-recurring expenses included pursuant to item (a)(iv) above in computing Consolidated EBITDA during any prior period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Borrower and its Subsidiaries for any Measurement Period, the ratio of (a) the remainder of (i) Consolidated EBITDA for such Measurement Period minus (ii) Non-Financed Capital Expenditures during such Measurement Period to (b) Consolidated Fixed Charges.

“Consolidated Fixed Charges” means, for any Measurement Period, the sum of (a) the principal amount of Indebtedness (including the principal portion of any Attributable Indebtedness and excluding any Obligations under the Loan Documents) of the Borrower and its Subsidiaries that is required to be paid during the 12-month period immediately following such Measurement Period and (b) Consolidated Interest Charges that are paid or required to be paid during such Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder (including, without limitation, all L/C Obligations)) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services, (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the

Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. Notwithstanding the foregoing, “Consolidated Funded Indebtedness” shall not include trade accounts payable in the ordinary course of business.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, and (c) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Synthetic Lease Obligations that would be treated as interest in accordance with GAAP were such obligations accounted for as Capital Leases.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (including the Obligations and excluding any portion of Subordinated Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto does not mature on demand or within one year from the date of determination) as of such date to (b) Consolidated EBITDA for the Measurement Period most recently ended. Notwithstanding the foregoing, for the purpose of computing the Consolidated EBITDA shall include the results of operations of the Person or assets so acquired on Pro Forma Basis to the extent information in sufficient detail concerning the historical results of such Person or assets so acquired is reasonably available.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and (v) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, (A) the Equity Interests of the Borrower shall be valued (I) in the case of any Equity Interests then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other Equity Interests, as determined by the Board of Directors of the Borrower and, if requested by the Lender, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.01(a), (B) the Equity Interests of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Lender, determined to be a reasonable valuation by the independent certified public accountants referred to in Section 7.01(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Credit Extension” means each of the following: (a) a borrowing of a Loan and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

“Direct Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary if Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of such Person are owned by the Borrower, a Domestic Subsidiary or any combination thereof.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means (a) an Affiliate of the Lender; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if an Event of Default has occurred and is continuing.

“Eligible Securities” means the following obligations and any other obligations previously approved in writing by the Lender:

(a) Government Securities;

(b) obligations of any corporation organized under the laws of any state of the United States payable in the United States, expressed to mature not later than 180 days following the date of issuance thereof and rated A or A-2 or better by S&P or Moody’s; and

(c) non-interest bearing demand deposits and interest bearing demand or time deposits or certificates of deposit maturing within one year from the date of issuance, in each case either issued by a Lender or by a commercial bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $500,000,000 and being rated “A” or better by S&P or “A” or better by Moody’s.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Borrower shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which fees shall be payable solely for the account of the Lender and shall be computed (based on interest rates and the Applicable Rate then in effect) on such undrawn amounts to the respective expiry dates of the

Letters of Credit), in each case as have been fully Cash Collateralized or as to which other arrangements with respect thereto satisfactory to the Lender shall have been made; (b) all Commitments shall have terminated or expired; (c) the obligations and liabilities of the Borrower and each other Loan Party under all Related Credit Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Related Credit Arrangements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; and (d) the Borrower and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all other Obligations (except for obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Loan Party that may be owing to the Lender and each of its Related Parties pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Securities” means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States or any agency or instrumentality thereof so long as such obligations are rated A or A-2 or better by S&P and Moody’s, respectively.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in Section 3.03.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, all Domestic Subsidiaries of the Borrower as of the Closing Date and each other Person that from time to time becomes a party to the Guaranty (including by execution of a Guaranty Joinder Agreement).

“Guaranty” means the Guaranty dated as of the date hereof, made by the Guarantors in favor of the Lender.

“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Subsidiary to the Lender pursuant to Section 7.12 or otherwise.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hi-Mark” means Hi-Mark, LLC, a Delaware limited liability company.

“Hi-Mark Acquisition” means the acquisition by the Borrower of substantially all of the assets of Hi-Mark on the terms set forth in the Hi-Mark Asset Purchase Agreement (without any amendment to, or waiver of, any of the material terms or conditions thereof not approved by the Lender).

“Hi-Mark Asset Purchase Agreement” means the Asset Purchase Agreement dated as of December 7, 2006, among the Borrower, Hi-Mark, Hi-Mark Travel Systems, Inc., Integrated Profitmark Corporation, LLC, Kevin Austin, Diane Austin and Charles Bradsher.

“Hi-Mark Note” means the Promissory Note from the Borrower to Hi-Mark in an original aggregate principal amount of $7,000,000, which promissory note shall be in form and substance acceptable to the Lender.

“Hi-Mark Subordination Agreement” means an Intercreditor and Subordination Agreement dated as of the date of the Hi-Mark Note between Hi-Mark and the Lender, which agreement shall be in form and substance acceptable to the Lender.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Intellectual Property” means trademarks and service marks (whether registered or unregistered) and trade names, patents (including any continuations, continuations in part, renewals and applications for any of the foregoing), copyrights (including any registrations and applications therefor and whether registered or unregistered), computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, databases, including any and all collections of data, whether machine readable or otherwise (but excluding off-the-shelf software or software subject to shrink-wrap or click-wrap licenses), original works of authorship, mask works, technology, trade secrets, know how, proprietary processes, formulae, algorithms, models, user interfaces, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information and any licenses of the foregoing.

“Interest Payment Date” means, as to any Loan, the last Business Day of each month and the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit of such Person or all or substantially all of the assets of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit Application, the Letter of Credit Application and any other document, agreement and instrument entered into by the Lender and the Borrower (or any Subsidiary) or in favor of the Lender and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lending Office” means the office or offices of the Lender described as such on Schedule 10.02, or such other office or offices as the Lender may from time to time notify the Borrower.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $2,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

“LIBOR” means, on any day, the rate per annum (rounded upward, if necessary, to the next 1/16th of 1%) equal to the British Bankers Association London interbank offered rate for (“BBA LIBOR”) for one-month dollar deposits, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Atlantic Capital Bank from time to time) at approximately 11:00 a.m., London time, on the first London business day of each calendar month (or if such day is not a London business day, on the immediately preceding London business day). If such rate is not available at such time for any reason, then

“LIBOR” on such day shall be the rate per annum determined by Atlantic Capital Bank to be the rate at which one-month dollar deposits on the first London Business Day of each calendar month would be offered by a major financial institution’s London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) as of the first London business day of each month.

“LIBOR Loan” means a Loan that bears interest at a rate based on LIBOR.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, the Note, the Security Instruments, each Issuer Document and the Guaranty.

“Loan Notice” means a notice of (a) a borrowing of a Loan or (b) a conversion of a Loan from one Type to the other, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or any Subsidiary; (b) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Agreements” has the meaning specified in Section 6.18.

“Material Direct Foreign Subsidiary” means a Direct Foreign Subsidiary as to which either (a) 10% or more of Consolidated Assets or (b) 10% of Consolidated EBITDA during any fiscal year of the Borrower is, directly or indirectly, attributable.

“Maturity Date” means May 31, 2011.

“Measurement Period” means, with respect to any date, the most recently ended four consecutive fiscal quarter period of the Borrower for which financial statements have been or were required to have been delivered to the Lender pursuant to Section 7.01(a) or Section 7.01(b) on or prior to such date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Financed Capital Expenditure” means a Capital Expenditure except to the extent paid for with the proceeds of casualty insurance, by a landlord or Indebtedness described in Section 8.03(b) or Section 8.03(e).

“Note” means the promissory note dated as of the date hereof made by the Borrower in favor of the Lender evidencing Loans made by the Lender, and any other promissory note now or hereafter evidencing any Loans under this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit or any Related Credit Arrangement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Lien” has the meaning specified in Section 8.01.

“Permitted Parent Subordinated Indebtedness” means Indebtedness of the Borrower to BCD that is subordinated to the Obligations in a manner acceptable to Lender in its sole discretion and satisfies the following terms and conditions: (i) no portion of such Indebtedness shall be required to be paid, whether by stated maturity, mandatory or scheduled prepayment or redemption or otherwise, prior to the date which is at least 160 days after the Maturity Date; (ii) the documents, instruments and other agreements pursuant to which such Indebtedness shall be issued or outstanding shall contain only such covenants, defaults and events of default acceptable to the Lender in its sole discretion; (iii) no Liens or security interests on or in the assets or properties of any Loan Party shall be granted (or arise at any time) to secure the repayment of such Indebtedness; and (iv) such Indebtedness shall not be Guaranteed by any Loan Party.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means the Securities Pledge Agreement dated as of even date herewith, among the Borrower, certain Guarantors and the Lender for the benefit of itself and the other Secured Parties.

“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Guarantor or any other Person to the Lender pursuant to Section 7.12 or otherwise.

“Pledged Equity Interests” means, collectively, (a) 100% of the Equity Interests owned by each Loan Party in each Person that is a Domestic Subsidiary on the Closing Date, (b) 100% of the Equity Interests owned by each Loan Party (or any Person that is required to become a Loan Party) in each Person that is a Domestic Subsidiary and is formed or acquired after the Closing Date, (c) 66% of all Voting Equity Interests of each Person that is a Material Direct Foreign Subsidiary on the Closing Date (or, if less, 100% of the Voting Equity Interests of such Subsidiary owned by any Loan Party) and 100% of all other Equity Interests of such Subsidiary owned by any Loan Party, and (d) 66% of all Voting Equity Interests owned by each Loan Party

(or any Person that is required to become a Loan Party) in each Person that is a Material Direct Foreign Subsidiary and is formed or acquired after the Closing Date (or, if less, 100% of the Voting Equity Interests of such Subsidiary owned by any Loan Party or such Person required to become a Loan Party) and 100% of all other Equity Interests of such Subsidiary owned by any Loan Party or such Person required to become a Loan Party.

“Prime Rate” means the rate of interest per annum announced publicly by Atlantic Capital Bank as its “Prime Rate” from time to time. The Prime Rate is not necessarily the best or lowest rate of interest offered by Atlantic Capital Bank.

“Related Credit Arrangement” means, collectively, any Related Swap Contracts and any Related Treasury Management Arrangements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Swap Contracts” means all Swap Contracts which are entered into or maintained with the Lender or an Affiliate of the Lender.

“Related Treasury Management Arrangement” means all arrangements for the delivery of treasury management services to or for the benefit of any Loan Party which are entered into or maintained with the Lender or an Affiliate of the Lender.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a borrowing or conversion of a Loan, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Lender and each Affiliate of the Lender that is a party to any Related Credit Arrangement.

“Security Agreement” means the Security Agreement dated as of even date herewith, by the Borrower and one or more of the Guarantors to the Lender for the benefit of itself and the other Secured Parties.

“Security Instruments” means, collectively or individually as the context may indicate, the Pledge Agreement (including the Pledge Joinder Agreements and the Pledge Agreement Supplements), the Security Agreement (including the Security Joinder Agreements), and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary or other Person shall grant or convey to the Lender a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Guarantor or any other Person to the Lender pursuant to Section 7.12 or otherwise.

“Subordinated Indebtedness” means (a) any Permitted Parent Subordinated Indebtedness, (b) so long as the Hi-Mark Subordination Agreement is in effect, the Hi-Mark Note, and (c) any other Indebtedness that is subordinated to the Obligations in a manner acceptable to Lender in its sole discretion.

“Subordination Agreement” means, collectively, (a) the Hi-Mark Subordination Agreement, and (b) each other agreement now or hereafter in effect that subordinates the payment and performance of any Indebtedness (including any Permitted Parent Subordinated Indebtedness) to the Obligations, including any such provisions contained within the instrument or agreement evidencing such Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“SunGard Access Agreement” means that certain Access Agreement dated as of the date hereof, among the Lender, the Borrower and SunGard Availability Services LP.

“SunGard Agreement” means that certain Data Network Exchange Facility Services Agreement effective as of January 31, 2001, between the Borrower and SunGard Availability Services LP, as amended from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

ARTICLE II.

THE COMMITMENT AND CREDIT EXTENSIONS

2.01 Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Commitment; provided, however, that after giving effect to any borrowing, the Total Outstandings shall not exceed the Commitment. The source of any Loan or Letter of Credit shall not constitute a “benefit plan investor” within the meaning of Section 3(42) of ERISA. Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. A Loan may be a Base Rate Loan or a LIBOR Loan, as further provided herein.

2.02 Borrowings and Conversions of Loans.

(a) Each borrowing and each conversion of a Loan from one Type to the other shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 1:00 p.m. (i) three Business Days prior to the requested date of any borrowing of, conversion to, a LIBOR Loan or of any conversion of a LIBOR Loan to a Base Rate Loan, and (ii) on the requested date of any borrowing of a Base Rate Loan. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 10.02(d), any such telephonic notice may be given by an individual who has been authorized in writing to do so by a Responsible Officer of the Borrower. Each such telephonic notice must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each borrowing of or conversion to a LIBOR Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each borrowing of or conversion to a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing or a conversion of a Loan from one Type to the other, (ii) the requested date of the borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of the Loan to be borrowed, converted or continued and (iv) the Type of Loan to be borrowed or to which an existing Loan is to be converted. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion, then the applicable Loan shall be made as, or converted to, a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loan.

(b) Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if a borrowing is the initial Credit Extension, Section 5.01), the Lender shall make the proceeds of each Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of the Lender with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower; provided, however, that if on the date of the Loan Notice with respect to such borrowing is given, there are drawings under Letters of Credit that have not been reimbursed by the Borrower, then the proceeds of such borrowing shall be applied, first, to the payment in full of any such unreimbursed drawings, and second, to the Borrower as provided above.

(c) During the existence of a Default, no Loan may be requested as, converted to or continued as LIBOR Loans without the consent of the Lender.

(d) The Lender shall promptly notify the Borrower of the interest rate applicable to any Interest Period for a LIBOR Loan upon determination of such interest rate. The determination of the LIBOR by the Lender shall be conclusive in the absence of manifest error. At any time that a Base Rate Loan is outstanding, the Lender shall notify the Borrower of any change in the Lender’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (y) the Total Outstandings shall not exceed the Commitment or (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The Lender shall not issue any Letter of Credit, if, subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension.

(iii) The Lender shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the Lender;

(C) except as otherwise agreed by the Lender, such Letter of Credit is in an initial stated amount less than $10,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the Lender not later than 1:00 p.m., at least two Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may require. Additionally, the Borrower shall furnish to the Lender such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Lender may require.

(ii) Upon the Lender’s determination that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender’s usual and customary business practices.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Lender, the Borrower shall not be required to make a specific request to the Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lender shall, subject to the terms and conditions set forth herein, permit the extension of such Letter of

Credit to an expiry date not later than 12 months after the Letter of Credit Expiration Date; provided, however, that the Lender shall have no obligation to permit the renewal of any Auto-Extension Letter of Credit at any time if it has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Borrower thereof. Not later than 1:00 p.m. on the date of any payment by the Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the Lender in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Lender, the Borrower shall be deemed to have requested a borrowing of a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the amount of such unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice).

(ii) If the Borrower fails to reimburse the Lender for any drawing under any Letter of Credit (whether by means of a borrowing or otherwise), such Unreimbursed Amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.

(e) Role of Lender. The Borrower agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Lender, any of its Affiliates, any of the respective officers, directors, employees, agents or attorneys-in-fact of the Lender and its Affiliates, nor any of the respective correspondents, participants or assignees of the Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Lender, and the Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Lender’s willful misconduct or gross negligence or the Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. (i) Upon the request of the Lender, if the Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed on the applicable Honor Date, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 9.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender.

(g) Applicability of ISP. Unless otherwise expressly agreed by the Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Documentary and Processing Charges Payable to Lender. The Borrower shall pay to the Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Lender hereunder for any and all drawings under such Letter of Credit The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Prepayments.

(a) Voluntary Prepayments. The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay any Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of a LIBOR Loan, and (B) on the date of prepayment of a Base Rate Loan; (ii) any prepayment of a LIBOR Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loan(s) to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid.

(b) Mandatory Prepayments. If for any reason the Total Outstandings at any time exceed the Commitment then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Commitment then in effect.

2.05 Termination or Reduction of Commitment. The Borrower may, upon notice to the Lender, terminate the Commitment, or from time to time permanently reduce the Commitment; provided that (i) any such notice shall be received by the Lender not later than 1:00 p.m., five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $100,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitment, and (iv) if, after giving effect to any reduction of the Commitment, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Sublimit shall be automatically reduced by the amount of such excess. All fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.

2.06 Repayment of Loans. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.07 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the LIBOR plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03, the Borrower shall pay to the Lender a commitment fee equal to the Applicable Rate times the actual daily amount by which the Commitment exceeds the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

2.09 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(b), bear interest for one day.

2.10 Evidence of Debt. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The Note shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to the Note and endorse thereon the date, Type, amount and maturity of each Loan and payments with respect thereto. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Payments Generally.

(a) The Borrower irrevocably authorizes the Lender to debit an account held with Atlantic Capital Bank that the Borrower may have with the Lender from time to time for all interest payments due under this Agreement.

(b) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender at the applicable Lending Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. All payments received by the Lender after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(c) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(d) Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

ARTICLE III.

SECURITY

3.01 Security. As security for the full and timely payment and performance of all Obligations, the Borrower has, and has caused certain other Loan Parties to, execute the Pledge Agreement and the Security Agreement, which Security Instruments grant to the Lender for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral described therein subject to no prior Lien or other encumbrance except as expressly permitted hereunder. The Borrower shall also, and shall cause each Subsidiary to also, pledge to the Lender for the benefit of the Secured Parties all of the Pledged Equity Interests acquired or created on or after the Closing Date, or otherwise acquired by any such Subsidiary and not theretofore pledged to the Lender for the benefit of the Secured Parties, and to deliver to the Lender all of the documents and instruments in connection therewith as are required pursuant to the terms of Section 7.12 and of the Security Instruments.

3.02 Further Assurances. At the request of the Lender from time to time, the Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Lender, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Lender reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Lender contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors. The Lender is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable Laws without the signature of the Borrower or any Loan Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Loan Party as “debtor” and the Lender as “secured party”, and continuations thereof and amendments thereto, as the Lender reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

3.03 Information Regarding Collateral. The Borrower represents, warrants and covenants that Schedule 3.03 contains a true and complete list as of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a “Grantor”) on the Closing Date, (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person. The Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Lender and taking or causing to be taken all such action at Borrower’s or such other Grantor’s expense as may be reasonably requested by the Lender to perfect or maintain the perfection of the Lien of the Lender in Collateral.

ARTICLE IV.

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable Laws to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Treatment of Certain Refunds. If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

4.02 Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert all LIBOR Loans to Base Rate Loans immediately. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

4.03 Inability to Determine LIBOR. If the Lender determines that for any reason in connection with any request for a LIBOR Loan or a conversion to a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR with respect to a proposed LIBOR Loan, or (c) LIBOR with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Loans shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of or conversion to LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

4.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender;

(ii) subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Loan, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender); or

(iii) impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or its Lending Office or the Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loans made by, or the Letters of Credit issued by the

Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than twelve months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof).

4.05 Mitigation Obligations. If the Lender requests compensation under Section 4.04, or the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 4.01, or if the Lender gives a notice pursuant to Section 4.02, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or 4.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable, and (ii) in each case, would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

4.06 Survival. All of the Borrower’s obligations under this ARTICLE IV shall survive termination of the Commitment and repayment of all other Obligations hereunder.

ARTICLE V.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Initial Conditions Precedent. The obligation of the Lender to effect or permit the occurrence of the first Credit Extension hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

(a) The Lender’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, and of duly authorized officers of any other parties thereto, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) the Note executed by the Borrower;

(iii) the Guaranty executed by each Guarantor existing as of the Closing Date;

(iv) each of the Security Instruments executed by each Loan Party existing as of the Closing Date;

(v) favorable opinions of McKenna Long & Aldridge LLP, counsel to the Loan Parties, addressed to the Lender, as to the matters set forth in Exhibit C and such other matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;

(vi) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of the Borrower and each other Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vii) a certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(viii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, and the officers of the Borrower then authorized to deliver Loan Notices and to request the issuance of Letters of Credit;

(ix) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(x) The results of a recent UCC, tax, judgment and lien search in each of the jurisdictions to which UCC financing statements or other filings or recordations should be made to evidence or perfect security interests in Collateral being granted under the Security Instruments as of the Closing Date, and such search shall reveal no Liens of record with respect to any such Collateral other than Liens to be terminated prior to the Closing Date or other Liens Acceptable to the Lender;

(xi) Each document (including, without limitation, any UCC financing statement) required by the Security Instrument or under applicable Laws or reasonably deemed necessary or appropriate by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected first-priority Lien on the Collateral described thereon, shall have been filed, registered or recorded or shall have been delivered to the Lender and be in proper form for filing, registration or recordation;

(xii) All certificates, if any, representing any shares of Pledged Equity Interests pledged pursuant to the Pledge Agreement, together with an undated transfer power for each such certificate executed in blank by a duly authorized officer or agent of the Loan Party with rights in such Pledged Equity Interest;

(xiii) A certificate or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents and in form and substance reasonably acceptable to the Lender, including, without limitation, naming the Lender as additional insured and lenders loss payee;

(xiv)(A) All agreements, documents and instruments evidencing, or executed in connection with, the Subordinated Indebtedness, (B) the Lender’s satisfaction with the terms thereof, (C) any Subordination Agreements with respect thereto;

(xv) Evidence satisfactory to the Lender that each of the Borrower and each Subsidiary shall have been released from all liabilities and obligations in respect of Indebtedness (other than the Obligations and other than liabilities and obligations expressly permitted under Section 8.03), including, without limitation, a pay-off letter, UCC termination statements and other releases duly executed by any holder of such Indebtedness to be released, each in form and substance satisfactory to the Lender.

(xvi) a certificate from a Responsible Officer of the Borrower to the effect that (x) all representations and warranties of the Loan Parties contained in the Loan Documents are true, correct and complete in all material respects and (y) immediately after giving effect to the transactions contemplated by this Agreement, no Default shall exist;

(xvii) a Compliance Certificate calculated as of March 31, 2008 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Closing Date), a duly completed Loan Notice and funds disbursement Instructions;

(xviii) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under applicable Laws, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding this Agreement or any transaction being financed with the proceeds thereof shall be ongoing; and

(xix) such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) The Borrower shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender), which fees, but not any charges or disbursements, shall be limited to $50,000.

5.02 Conditions to all Credit Extensions. The obligation of the Lender to make any Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower contained in ARTICLE VI and of each of the Loan Parties in each other Loan Document or any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of a Loan to the other Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

6.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with

GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. Schedule 6.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the Closing Date that are not reflected on such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates and such insurance names the Lender as additional insured and as lenders loss payee.

6.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

6.12 ERISA Compliance; Labor Relations.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d) There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13 Subsidiaries; Equity Interests and Other Investments. As of the Closing Date,

(a) (i) the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13, and (ii) the outstanding Equity Interests in such Subsidiaries (x) have been validly issued, (y) are owned by the Loan Parties identified in part (a) of Schedule 6.13 free and clear of all Liens other than Liens under the Loan Documents and (z) with respect Equity Interests in any Domestic Subsidiary, are fully paid and nonassessable;

(b) neither the Borrower nor any Subsidiary has any equity Investment in any Person (other than Subsidiaries) other than those specifically disclosed in Part (b) of Schedule 6.13; and

(c) neither the Borrower nor any Subsidiary has any other Investment in any Person in excess of $1,000,000 except as specifically disclosed in Part (c) of Schedule 6.13.

6.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or (iii) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

6.15 Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially and adversely misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

6.16 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc.

(a) The Borrower and each of its Subsidiaries owns, or possesses the right to use, all Intellectual Property that is reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no such Intellectual Property now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person.

(b) Schedule 6.17 sets forth, as of the Closing Date, a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Borrower and each of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

(c) No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18 Material Agreements. The Contractual Obligations set forth on Schedule 6.18 (together with any replacements therefor and any other such agreements entered into from time to time after the date hereof, collectively, the “Material Agreements”) are all Contractual Obligations the termination or expiration of which could be reasonably expected to have a Material Adverse Effect or which produced 5% or more of the combined gross revenues of the Borrower and its Subsidiaries for the fiscal quarter most recently ended. Each such Material Agreement is in full force and effect and is enforceable by the Borrower or the Subsidiary party thereto in accordance with its terms. To the knowledge of the Borrower, no party to any Material Agreement is in breach of or has failed to perform or is in default under, or has given or received any notice of any proposed or threatened termination of, any Material Agreement. True, correct and complete copies of the Material Agreements in effect on the Closing Date have been delivered to the Lender prior to the Closing Date.

6.19 Collateral.

(a) The provisions of each of the Security Instruments are effective to create in favor of the Lender for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of each Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

(b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

6.20 Owned and Leased Real Property.

(a) Schedule 6.20(a) sets forth, as of the Closing Date, a complete and accurate list of all real property owned by the Borrower or any of its Subsidiaries, showing as of the Closing Date, the street address, county or other relevant jurisdiction and state.

(b) Schedule 6.20(b) sets forth, as of the Closing Date, a complete and accurate list of all leases of real property under which the Borrower or any of its Subsidiaries is the lessee, showing as of the Closing Date, the street address, county or other relevant jurisdiction, state, and record owner thereof.

(c) The Borrower and each such Subsidiary has good, marketable and insurable fee simple title to all real property owned by it, and a valid leasehold interest in all real property leased by it, in each case free and clear of all Liens other than Permitted Liens.

6.21 Senior Debt. The Obligations constitute “Senior Debt” of the Borrower within the meaning of the Hi-Mark Subordination Agreement, and the holders thereof from time to time shall be entitled to all of the rights of a holder of “Senior Debt” pursuant to the Hi-Mark Subordination Agreement.

6.22 Insolvency. After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement, neither the Borrower nor its Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

6.23 OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

6.24 Patriot Act. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And

Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

6.25 Security Interest and Liens. The Security Instruments create, as security for the Obligations, valid and enforceable first perfected first priority security interests in and Liens on all of the Collateral in favor of the Lender and subject to no other Liens other than Permitted Liens. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral, and, other than in connection with any future change in the name of the a Loan Party or the location in which a Loan Party is organized or registered, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable Laws.

ARTICLE VII.

AFFIRMATIVE COVENANTS

So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02 and 7.03) cause each Subsidiary to:

7.01 Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (or such earlier date as required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such earlier date as required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) as soon as available, but in any event at least 15 days before the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Lender, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

The financial statements referred to under clauses (a) and (b) above shall include segment detail by product and region in form and detail satisfactory to the Lender.

7.02 Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 7.01(a) or 7.01(b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; provided that: (i) if the Lender so requests, the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Lender of the posting of any such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Lender.

7.03 Notices. Promptly notify the Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary (including any notice or correspondence alleging any such event has occurred with respect to any Material Agreement); (ii) any disputes, litigation, investigations, proceedings or suspensions between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, litigation or proceedings affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

(e) of any Material Agreement entered into after the Closing Date, the subject matter thereof, and the term thereof;

(f) if any provision of any Material Agreement is amended in any manner that adversely affects any material right of the Borrower or the applicable Subsidiary party thereto;

(g) of the termination or expiration of any Material Agreement; and

(h) of any material change in the Premises Collateral (as defined in the SunGard Access Agreement) as required by Section 4 of the SunGard Access Agreement.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Borrower, against liability on account of damage to persons and property; and (c) maintain insurance under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes) and against loss by reason of business interruption with such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverage than that maintained on the Closing Date, such insurance policies to be in form reasonably satisfactory to the Lender. Each of the policies described in this Section 7.07 shall provide that the insurer shall give the Lender not less than thirty (30) days’ prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof (except that not less than ten (10) days’ prior written notice shall be required for any termination or cancellation thereof as a result of any nonpayment of premium), each such policy of liability insurance shall list the Lender as an additional insured, and each such policy of casualty insurance shall list the Lender as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Lender.

7.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7.10 Inspection Rights. Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and general corporate purposes.

7.12 New Subsidiaries and Pledgors.

(a) As soon as practicable but in any event within 45 days following the acquisition or creation of any Domestic Subsidiary cause to be delivered to the Lender each of the following:

(i) a Guaranty Joinder Agreement duly executed by such Subsidiary;

(ii) a Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

(iii) if any of the Equity Interests issued by such Subsidiary are Pledged Equity Interests and are owned by a Subsidiary who has not then executed and delivered to the Lender the Pledge Agreement or a Pledge Joinder Agreement granting a Lien to the Lender, for the benefit of the Secured Parties, in such Pledged Equity Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary that directly owns such Pledged Equity Interests;

(iv) if any of the Equity Interests issued by such Subsidiary are Pledged Equity Interests and are owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement or a Pledge Joinder Agreement, a Pledge Agreement Supplement by the Borrower and each Subsidiary that owns any of such Pledged Equity Interests with respect to such Pledged Equity Interests in the form required by the Pledge Agreement;

(v) if the Equity Interest issued or owned by such Subsidiary are Pledged Equity Interests and constitute securities under Article 8 of the Uniform Commercial Code (A) the certificates representing 100% of such Pledged Equity Interests and (B) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(vi) if such Subsidiary itself owns any Pledged Equity Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by such Subsidiary;

(vii) with respect to any Person that has executed a Pledge Joinder Agreement, a Pledge Agreement Supplement, a Security Joinder Agreement hereunder, Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Lender for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Lender and its counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Lender for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

(viii) unless the Lender expressly waives such requirement in accordance with Section 10.01, an opinion or opinions of counsel to each Subsidiary executing any Guaranty Joinder Agreement, Security Joinder Agreement or Pledge Joinder Agreement or Pledge Supplement, and the Borrower if it executes a Pledge Supplement, provided for in this Section 7.12 dated as of the date of delivery of such applicable Joinder Agreements (and other Loan Documents) provided for in this Section 7.12 and addressed to the Lender, in form and substance acceptable to the Lender; and

(ix) current copies of the Organization Documents of each such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable Laws, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Lender may elect.

(b) As soon as practicable but in any event within 30 days following the acquisition of any Pledged Equity Interests by any Subsidiary who has not theretofore executed the Pledge Agreement or a Pledge Joinder Agreement, cause to be delivered to the Lender a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary, and the documents, stock certificates, stock powers, financing statements, opinions, Organization Documents and actions relating thereto and to the pledge contained therein and described in clauses (v), (vii), (viii) and (ix) of Section 7.12(a).

(c) As soon as practicable, but in any event within 90 days following the date that a Direct Foreign Subsidiary becomes a Material Direct Foreign Subsidiary, cause to be delivered to the Lender each of the following:

(i) if any of the Equity Interests issued by such Subsidiary are Pledged Equity Interests and are owned by a Subsidiary who has not then executed and delivered to the

Lender the Pledge Agreement or a Pledge Joinder Agreement granting a Lien to the Lender, for the benefit of the Secured Parties, in such Pledged Equity Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by the Subsidiary that directly owns such Pledged Equity Interests;

(ii) if any of the Equity Interests issued by such Subsidiary are Pledged Equity Interests and are owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement or a Pledge Joinder Agreement, a Pledge Agreement Supplement by the Borrower and each Subsidiary that owns any of such Pledged Equity Interests with respect to such Pledged Equity Interests in the form required by the Pledge Agreement;

(iii) if the Equity Interest issued or owned by such Subsidiary are Pledged Equity Interests and constitute securities under Article 8 of the Uniform Commercial Code (A) the certificates representing 100% of such Pledged Equity Interests and (B) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(iv) if such Subsidiary itself owns any Pledged Equity Interests, a Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by such Subsidiary;

(v) with respect to any Person that has executed a Pledge Joinder Agreement, a Pledge Agreement Supplement, a Security Joinder Agreement hereunder, Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Lender for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Lender and its counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Lender for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

(vi) unless the Lender expressly waives such requirement in accordance with Section 10.01, an opinion or opinions of counsel to each Subsidiary executing any Guaranty Joinder Agreement, Security Joinder Agreement or Pledge Joinder Agreement or Pledge Supplement, and the Borrower if it executes a Pledge Supplement, provided for in this Section 7.12 dated as of the date of delivery of such applicable Joinder Agreements (and other Loan Documents) provided for in this Section 7.12 and addressed to the Lender, in form and substance acceptable to the Lender; and

(vii) current copies of the Organization Documents of each such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable Laws, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Lender may elect.

(d) Notwithstanding the terms of Section 7.12(c), within 120 days of the date hereof, cause to be delivered to the Lender each of the items set forth in Section 7.12(c) with respect to TRX Germany GmbH and TRX Technologies India Private Limited.

7.13 Deposit Accounts and Treasury Management Arrangements. Within 180 days of the date hereof, the Borrower shall, and shall cause each of its Domestic Subsidiaries to, maintain its primary deposit accounts and primary arrangements for the delivery of treasury management services with the Lender; provided, however, that such accounts and such treasury management services are made available to the Borrower and its Domestic Subsidiaries upon terms (including service levels) and pricing no less favorable than those in place with the Borrower’s existing providers of such accounts and treasury management services. Each deposit account of the Borrower or any Domestic Subsidiary that is not maintained with the Lender shall at all times be subject to a Qualifying Control Agreement (as defined in the Security Agreement).

ARTICLE VIII.

NEGATIVE COVENANTS

So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a) Liens pursuant to any Loan Document or otherwise arising in favor of the Lender;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate while this Agreement is in effect, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j) statutory landlord liens;

(k) Liens in the ordinary course of business in connection with licenses of Intellectual Property created consistent with past practices; and

(l) Liens securing Indebtedness permitted under Section 8.03(h); provided that such Liens do not at any time encumber any property other than the Equity Interests of the Borrower that have been repurchased with such Indebtedness.

8.02 Investments. Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents and Eligible Securities;

(b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments of the Borrower in any Guarantor and Investments of any Guarantor in the Borrower or in another Guarantor;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 8.03(c);

(f) Investments existing on the Closing Date and listed on Schedule 8.02;

(g) if no Default exists or will exist immediately thereafter, (i) Investments in Subsidiaries (other than Domestic Subsidiaries) made after the Closing Date not exceeding $6,000,000 in the aggregate, (ii) other Investments in Subsidiaries (other than Domestic Subsidiaries) made using the cash proceeds from any public or private offering of any Equity Interest of the Borrower within 60 days of such offering, and (iii) other cash Investments in Subsidiaries (other than Domestic Subsidiaries) so long as, prior to making such Investment and payment, the Borrower delivers a certificate of a Responsible Officer of the Borrower certifying as to the absence of any Default and demonstrating pro forma compliance with Section 8.13(a) after giving effect to such payment; and

(h) Acquisitions permitted by Section 8.15.

Notwithstanding the foregoing, at no time shall the Borrower enter into, or permit any Subsidiary to enter into, any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take, or permit any Subsidiary to take, any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

8.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 8.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) additional Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets not permitted by clause (b) above but within the limitations set forth in Section 8.01(i); provided, however, that the aggregate amount of all such Indebtedness permitted by this clause (e) shall not exceed $1,100,000 at any one time outstanding;

(f) any Permitted Parent Subordinated Indebtedness and, so long as the Hi-Mark Subordination Agreement is in effect, the Hi-Mark Note;

(g) additional unsecured Indebtedness not permitted by clauses (a) through (f) above in an aggregate principal amount not to exceed, taken together with all Indebtedness permitted by clause (h) below, $1,500,000 at any time outstanding; and

(h) promissory notes to ex-employees of any Loan Party that are given as consideration for the repurchase of Equity Interests of the Borrower upon the termination of such employment in an aggregate principal amount not to exceed, taken together with all Indebtedness permitted by clause (g) above, $1,500,000 at any time outstanding.

8.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that (x) when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and (y) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that (x) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor, and (y) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary.

8.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

(e) Dispositions permitted by Section 8.04;

(f) non-exclusive licenses of Intellectual Property in the ordinary course of business and substantially consistent with past practice for terms not exceeding ten years; and

(g) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 8.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year shall not exceed $500,000;

provided, however, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.

8.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(d) the Borrower may issue and sell shares of its common stock.

8.07 Change in Nature of Business, Fiscal Year, Accounting Practices. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or change the Borrower’s fiscal year or accounting practices from that in effect on the Closing Date.

8.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

8.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

8.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11 Payment of Subordinated Indebtedness. Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of, or otherwise satisfy, any Subordinated Indebtedness, including on account of any purchase, redemption, retirement, acquisition, cancellation or termination thereof, except regularly scheduled payments of principal and accrued interest expressly permitted by any Subordination Agreement.

8.12 Modifications to Subordinated Indebtedness. Amend, modify or change in any manner any of the terms or provisions of any Subordinated Indebtedness or any instrument or agreement evidencing, securing, Guaranteeing or in any way otherwise relating to any Subordinated Indebtedness.

8.13 Financial Covenants.

(a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at any time to be greater than 1.00 to 1.00.

(b) Clean Down Period. Fail to reduce the aggregate Outstanding Amount of all Loans to $2,000,000 or less for at least 30 consecutive days in any fiscal quarter of the Borrower.

(c) Consolidated Fixed Charge Coverage Ratio. Commencing as of the fiscal quarter ending September 30, 2008, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower, to be less than 1.00 to 1.00.

8.14 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure except for Capital Expenditures that in the aggregate for the Borrower and its Subsidiaries in any fiscal year do not exceed $12,000,000; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, up to $5,000,000 of any amount set forth above, if not expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year.

8.15 Acquisitions. Consummate any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default or Event of Default shall have occurred and be continuing in either immediately prior to or immediately after giving effect to such Acquisition, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquirer shall be the Borrower or a wholly-owned Subsidiary), (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition for all Acquisitions shall not exceed $12,500,000, and (v) the Borrower would have been in compliance with the covenants set forth in Section 8.13 as of the Measurement Period most recently ended after giving effect to such Acquisition on a Pro Forma Basis.

ARTICLE IX.

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.07, 7.10, 7.11, 7.12 or 7.13 or ARTICLE VIII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (i) written notice to Borrower from Lender or (ii) an officer of Borrower becoming aware of such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an outstanding principal amount of $250,000 or more (“Material Indebtedness”) or Guarantee of any Material Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee of any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such Guarantee of any Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee of any Material Indebtedness to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined); or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in

an aggregate amount in excess of $50,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000; or

(j) Invalidity of Loan Documents; Event of Default under Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or any event of default shall occur under any other Loan Document; or

(k) Change of Control. There occurs any Change of Control that has not been expressly approved by the Lender in advance in writing in accordance with Section 10.01; or

(l) Material Agreements. (i) Any Material Agreement is terminated or expires unless a replacement for such Material Agreement in form and substance reasonably satisfactory to the Lender is entered into within 30 days of such termination or expiration; (ii) there occurs a default by any Person in the performance or observance of any material term of any Material Agreement which is not cured within any applicable cure period therein; or (iii) any provision of any Material Agreement is amended in any manner that adversely affects any material right of the Borrower or the applicable Subsidiary party thereto, as determined in the good faith judgment of the Lender; or

(m) Subordination Agreements. (i) Any provision of any Subordination Agreement at any time after the incurrence of such Subordinated Indebtedness ceases to be in full force and effect for any reason other than a satisfaction of such Indebtedness that is permitted hereby and by such Subordination Agreement; or (ii) the Borrower, any Subsidiary or Affiliate of the Borrower or any holder of any Subordinated Indebtedness breaches or contests in any manner the validity or enforceability of any provision of any Subordination Agreement; or

(n) Failure of Security. The Lender shall cease to have a valid and perfected first priority security interest in any of the Collateral other than the failure of the Lender to take any action within its control.

9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a) declare the Commitment to be terminated, whereupon the Commitment shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise all rights and remedies available to it under the Loan Documents or applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitment shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Lender in such order as it elects in its sole discretion.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments; Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.02 Notices, Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of the Borrower and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Lender and the Related Parties of the Lender from all losses, costs, reasonable expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of any counsel for the Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower, any other Loan Party or BCD arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or BCD, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e) Survival. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

10.06 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment, the Loans and L/C Obligations at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee, it being understood and agreed that with respect to any Letters of Credit outstanding at the time of any such assignment, the Lender may sell to the assignee a ratable participation in such Letters of Credit; provided, however, that the Lender shall hold at least 50% of the Commitment hereunder, provided that the Lender shall not be required to hold such percentage of the Commitment upon the occurrence and during the continuation of an Event of Default. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.04, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, and shall continue to have all of the rights provided hereunder to the Lender in its capacity as issuer of any Letters of Credit outstanding at the time of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.

(c) The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the outstanding Letters of Credit and/or the Loans and/or the reimbursement obligations in respect of Letters of Credit); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be made to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant (provided, however, that the Lender may, without the consent of the Participant, (A) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit reimbursement obligation or to reduce any fee payable hereunder and (B) waive the right to be paid interest at the Default Rate), (iii) release all or any material part of the Collateral, or (iv) release any Guarantor from the Guaranty. Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.04 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were the Lender.

(d) A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.04 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall not be entitled to the benefits of Section 4.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to provide to the Lender such tax forms prescribed by the IRS as are necessary or desirable to establish an exemption from, or reduction of, U.S. withholding tax.

(e) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

10.07 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Governing Law; Jury Trial Waiver.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND INTELLIGENTLY WAIVES (WITH THE BENEFIT OF ADVICE OF LEGAL COUNSEL OF ITS OWN CHOOSING): (I) THE RIGHT TO TRIAL BY JURY (WHICH THE LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF, RELATED TO OR BASED IN ANY WAY UPON ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY OF THE COLLATERAL AND THE REQUIREMENT TO DEPOSIT OR POST ANY BOND OR OTHER SECURITY WHICH MIGHT OTHERWISE BE REQUIRED BY ANY COURT OR APPLICABLE LAWS PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER’S SELF-HELP OR JUDICIAL REMEDIES TO OBTAIN POSSESSION OF ANY OF THE COLLATERAL; (III) ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF ANY OF THE LOAN DOCUMENTS, ANY TRANSACTION THEREUNDER, THE ENFORCEMENT OF ANY REMEDIES BY THE LENDER OR THE USE OF ANY PROCEEDS OF ANY LOANS; AND (IV) NOTICE OF ACCEPTANCE OF THIS AGREEMENT BY THE LENDER.

10.14 USA PATRIOT Act Notice. The Lender that is subject to the Act (as hereinafter defined) and hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

10.15 Time of the Essence. Time is of the essence of the Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

TRX, INC.

By:	/s/ David D. Cathcart

Name:	David D. Cathcart

Title:	Chief Financial Officer, Treasurer and Secretary

[Signatures Continue on Following Page]

CREDIT AGREEMENT

Signature Page

ATLANTIC CAPITAL BANK

By:	/s/ Robert Bugbee

Name:	Robert Bugbee

Title:	Senior Vice President

CREDIT AGREEMENT

Signature Page

FINAL

SCHEDULE 3.03

COLLATERAL INFORMATION

(i) Legal Name, Jurisdiction of Formation and Address

TRX, Inc., a Georgia Corporation 6 West Druid Hills Drive Atlanta GA 30329 USA Phone: 404-929-6100 FEIN: 58-2502748 f/k/a WT Technologies, Inc.	TRX Fulfillment Services, LLC, a Georgia Limited Liability Company 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2256870 f/k/a WorldTravel Technologies, LLC

TRX Technology Services, L.P., a Georgia

Limited Partnership

7557 Rambler Road

Suite 1300

Dallas, TX 75231 USA

Phone: 214-346-4600

FEIN: 58-1907784

f/k/a Travel Technologies Group, L.P.

f/k/a Travel Technologies Group, LLC

TRX Data Services, Inc., a Virginia Corporation 8065 Leesburg Pike, Suite 700 Vienna, VA 22182 office: (703) 748-1280 FEIN: 54-1689385 f/k/a Arthur H. Limited d/b/a International Software Products

Travel Technology, LLC, a Georgia Limited Liability Company 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2632620	Technology Licensing Company, LLC, a Georgia Limited Liability Corporation 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: n/a

(ii) Trade Names and Trademarks

TRX Trademark Portfolio
MARK	COUNTRY	OWNER	OTHER INFORMATION	RELEVANT DATES

TRX, Inc.
DATATRAX (words only)	U.S.	TRX, Inc.	Use-based application is pending and has not yet passed to registration	Filed-August 20, 2007

DATATRAX and design (black & white)	U.S.	TRX, Inc.	Use-based application is pending and has not yet passed to registration	Filed-August 20, 2007

DATATRAX	U.S.	TRX, Inc.	Use-based	Filed-August 21,

and design (color)			application is pending and has not yet passed to registration	2007

FINDING NEW WAYS	U.S.	TRX, Inc.	Registered	Filed-July 23, 2002 Registered-July 26, 2005

PROXI	U.S.	TRX, Inc.	Registered	Filed-January 16, 2003 Registered-November 6, 2007

PROXI	CTM	TRX, Inc.	Registered	Filed-July 2, 2003 Registered-May 6, 2005

RES-X	CTM	TRX, Inc.	When the RESX mark passes to registration we will abandon this registration by not renewing the registration	Filed-October 1, 2002 Registered-October 1, 2002

RESX	CTM	TRX, Inc.	Application is pending and has not yet passed to registration	Filed-October 1, 2006

RESX (words only)	U.S.	TRX, Inc.	Registered	Filed-July 12, 2002 Registered-November 22, 2005

RESX and design (black & white)	U.S.	TRX, Inc.	Use-based application is pending and has not yet passed to registration	Filed-August 21, 2007

RESX and design (color)	U.S.	TRX, Inc.	Use-based application is pending and has not yet passed to registration	Filed-August 21, 2007

TRX	CTM	TRX, Inc.	Registered	Filed-March 1, 2000 Registration-March 1, 2000

TRX (words only)	U.S.	TRX, Inc.	Registered	Filed-February 14, 2000 Registered-March 23, 2004

TRX and design (black & white)	U.S.	TRX, Inc.	Registered	Filed-February 14, 2000 Registered-April 15, 2003

TRX and design (color)	U.S.	TRX, Inc.	Use-based application is pending and has not yet passed to registration	Filed-August 9, 2007

TRX PROXI	U.S.	TRX, Inc.	Client instructed MLA to allow to go abandoned in 8/07	Filed-April 12, 2002

TRAVELTRAX (words only)	U.S.	TRX, Inc.	Use-based and Intent to Use (Class 9) application is pending and has not yet passed to registration	Filed-August 20, 2007

TRAVELTRAX and design (black & white)	U.S.	TRX, Inc.	Use-based and Intent to Use (Class 9) application is pending and has not yet passed to registration	Filed-August 21, 2007

TRAVELTRAX and design (color)	U.S.	TRX, Inc.	Use-based and Intent to Use (Class 9) application is pending and has not yet passed to registration	Filed-August 21, 2007

X and design	CTM	TRX, Inc.	Registered	Filed-March 2, 2000 Registered-March 2, 2000

X and design (black & white)	U.S.	TRX, Inc.	Registered	Filed-February 14, 2000 Registered-December 10, 2002

X and design (color)	U.S.	TRX, Inc.	Use-based application is pending and has not yet passed to registration	Filed-August 10, 2007

TRX Technology Services, L.P.
CORRE	U.S.	TRX Technology Services, L.P.	Registered (but not in use)	Filed-October 22, 1996 Registered-May 5, 1998

CRS SCREEN HIGHLIGHTER	U.S.	TRX Technology Services, L.P.	Registered	Filed-May 15, 2000 Registered-April 16, 2002

Formerly Travel Analytics, Inc. Trademarks
MARK	COUNTRY	OWNER	OTHER INFORMATION	RELEVANT DATES
BRAVO	U.S.	TRX, Inc.	Files transferred from former Travel Analytics counsel in 8/07	Filed-March 11, 2002 Registered-June 17, 2003

TANGO	U.S.	TRX, Inc.	Files transferred from former Travel Analytics counsel in 8/07	Filed-March 11, 2002 Registered-October 21, 2003

TANGO	CTM	TRX, Inc.	Files transferred from former Travel Analytics counsel in 8/07	Filed-September 13, 2002 Registered-September 16, 2004

TRAVEL ANALYTICS	CTM	TRX, Inc.	Files transferred from former Travel Analytics counsel in 8/07	Filed-September 6, 2002 Registered-June 3, 2004

TRAVEL ANALYTICS	U.S.	TRX, Inc.	Files transferred from former Travel Analytics counsel in 8/07	Filed-March 8, 2002 Registered-August 5, 2003

(iii) Collateral Location

Address (Street address, city, state, zip)	County
6 West Druid Hills Drive, Atlanta, GA 30329	Dekalb
6671 Caroline Street, Milton, FL 32570	Santa Rosa
7557 Rambler Road, Dallas, TX 75231	Dallas
2 Boar’s Head Place Ste 110, Charlottesville, VA 22903	Albemarle
8065 Leesburg Pike Ste 700, Vienna, VA 22182-2738	Fairfax
1055 Spring Street, Atlanta, GA 30309	Fulton
1333 N Stemmons Freeway #110, Dallas, TX 75207	Dallas

(iv) Leased Property

Address (Street address, city, state, zip)	County	Owner
6 West Druid Hills Drive, Atlanta, GA 30329	Dekalb	Duke Realty Limited Partnership
6671 Caroline Street, Milton, FL 32570	Santa Rosa	Hefty Properties, LLC
7557 Rambler Road, Dallas, TX 75231	Dallas	CFS Rambler, LP
2 Boar’s Head Place Ste 110, Charlottesville, VA 22903	Albemarle	University of Virginia Real Estate Foundation
8065 Leesburg Pike Ste 700, Vienna, VA 22182-2738	Fairfax	Fairfax Square Partners

SCHEDULE 6.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

None.

SCHEDULE 6.13

SUBSIDIARIES;

OTHER INVESTMENTS

Part (a). Subsidiaries:

TRX, Inc. 6 West Druid Hills Drive Atlanta GA 30329 USA Phone: 404-929-6100 FEIN: 58-2502748 f/k/a WT Technologies, Inc.	TRX Fulfillment Services, LLC 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2256870 f/k/a WorldTravel Technologies, LLC

TRX Technology Services, L.P. 7557 Rambler Road Suite 1300 Dallas, TX 75231 USA Phone: 214-346-4600 FEIN: 58-1907784 f/k/a Travel Technologies Group, L.P. f/k/a Travel Technologies Group, LLC	TRX Data Services, Inc. 8065 Leesburg Pike, Suite 700 Vienna, VA 22182 office: (703) 748-1280 FEIN: 54-1689385 f/k/a Arthur H. Limited d/b/a International Software Products

Travel Technology, LLC 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: 58-2632620	Technology Licensing Company, LLC 6 West Druid Hills Drive Atlanta, GA 30329 USA Phone: 404-929-6100 FEIN: n/a

TRX Luxembourg, S.á.r.l. 38-40. rue Sainte-Zithe L-2763 Luxembourg	TRX Europe, Ltd. f/k/a eTRX, Ltd. d/b/a TRX Europe f/k/a Fortdove, Ltd.
	Location #1:	Pegasus House Burleys Way Leicester LEI United Kingdom

	Location #2:	Sutherland House Russell Way Crawley W Sussex RH10 1UH United Kingdom +44 (0) 1293-608-555

	Location #3	Abbey House 252 Farnborough Hants GUI4 7NJ

Part (a). Subsidiaries (continued)

TRX UK, Ltd. f/k/a WIT U K, Ltd c/o Jordans Limited 20-22 Bedford Row London WC1R 4JS	TRX Germany GmbH Am Borsigturm 17 D-13507 Berlin Germany +49 30 43 661 0
TRX Technologies India Private Limited #5, 2nd Floor, Salarpuria Infinity, Bannerghatta Road Banglore, 560029, India

SCHEDULE 6.13

SUBSIDIARIES;
OTHER INVESTMENTS; EQUITY INTERESTS
IN THE BORROWER

Part (b). Other Equity Investments:

None.

Part (c). Other Investments:

See Schedule 8.02 (“Existing Investments”).

SCHEDULE 6.17

INTELLECTUAL PROPERTY

Please See Attached:

•	TRX Patent Summary

•	See Schedule 3.03(ii)

•	Summary of Domain Names as of May 1, 2008

•	See International Trademark Docket

TRX PATENT SUMMARY (USA AND INTERNATIONAL)

1)	TITLE: Tool for Analyzing Corporate Airline Bids
	a)	STATUS: Patent issued by USPTO July 15, 2008
	b)	TYPE: ORD
	c)	APPLICATION NUMBER: 09/784836
	d)	PATENT NUMBER: 7,401,029
	e)	FILING DATE: February 16, 2001
	f)	PUBLICATION DATE: October 25, 2001
	g)	PUBLICATION NUMBER: 2001/0034626
	h)	OWNER: TRX, Inc.

2)	TITLE: Tool for Analyzing Corporate Airline Bids
	a)	STATUS: Pending
	b)	TYPE: CON
	c)	APPLICATION NUMBER: 11/983949
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: November 13, 2007
	f)	PUBLICATION DATE: March 20, 2008
	g)	PUBLICATION NUMBER: 2008/0071607A1
	h)	OWNER: TRX, Inc.

3)	TITLE: Methods and Systems For Quantifying Non-Price Characteristics of Airfares
	a)	STATUS: Pending
	b)	TYPE: ORD
	c)	APPLICATION NUMBER: 11/532320
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: September 15, 2006
	f)	PUBLICATION DATE: October 4, 2007
	g)	PUBLICATION NUMBER: 2007/0233617A1
	h)	OWNER: TRX, Inc.

4)	TITLE: Method for Comparing Average Travel Costs in Intersected Markets
	a)	STATUS: Pending
	b)	TYPE: ORD
	c)	APPLICATION NUMBER: 11/622889
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: January 12, 2007
	f)	PUBLICATION DATE: July 26, 2007
	g)	PUBLICATION NUMBER: 2007/0174097A1
	h)	OWNER: TRX, Inc.

5)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending
	b)	TYPE: ORD
	c)	APPLICATION NUMBER: 11/391712
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: August 16, 2007
	g)	PUBLICATION NUMBER: 2007/0192402
	h)	OWNER: TRX, Inc.

6)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (Patent Cooperation Treaty)
	b)	TYPE: ORD
	c)	APPLICATION NUMBER: PCT/US06/11296
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

7)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (Japan)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: To be assigned
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

8)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (European Patent Convention)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: To be assigned
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

9)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (China)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: To be assigned
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

10)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (Republic of Korea)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: 10-2007-7024943
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

11)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (India)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: 1759/MUMNP/2007

	d)	PATENT NUMBER: N/A
	e)	FILING DATE: October 22, 2007
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

12)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (Canada)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: To be assigned
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

13)	TITLE: System and Method for Automating Workflow
	a)	STATUS: Pending (Australia)
	b)	TYPE: PCT
	c)	APPLICATION NUMBER: 2006341191
	d)	PATENT NUMBER: N/A
	e)	FILING DATE: March 29, 2006
	f)	PUBLICATION DATE: N/A
	g)	PUBLICATION NUMBER: N/A
	h)	OWNER: TRX, Inc.

trx.

Domain Names Summary (Master List)

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
airlinecommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
airlinedatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
airlinerfp.com	com	TRX, Inc.	3/20/2010	Network Solutions	Account: 23539481	yes
biztriplog.com	com	TRX, Inc.	12/21/2009	Network Solutions	Account: 23539481	yes
btmsupport.com	com	TRX, Inc.	3/14/2009	Register.com		yes
carrentalcommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
carrentaldatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
correx.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
correxsucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
correxsucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
correxsucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
correxsucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
correxsucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
correxsucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
correxsucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
correxsucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
correxsucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
correxsux.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
correxsux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
correxsux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
correxsux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
correxsux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
correxsux.org	org	TRX, Inc.	4/29/2015	Register.com		yes
correxsux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
correxsux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
correxsux.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
dashboard.travel	travel	TRX, Inc.	10/25/2011	ENCIRCA, INC		yes
dashboardtravel.com	com	TRX, Inc.	11/13/2009	Network Solutions	Account: 23539481	yes
datatrax.bz	bz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
datatrax.eu	eu	TRX Europe, Ltd.	6/7/2009	Web Solutions		TRX Europe
datatrax.in	in	TRX, Inc.	2/19/2009	NetNames Ltd (netnames.co.uk)		yes
datatrax.jobs	jobs	TRX, Inc.	1/30/2009	Web Solutions		yes
datatrax.travel	travel	TRX, Inc.	11/28/2011	ENCIRCA, INC		yes
datatraxsucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
datatraxsucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
datatraxsucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
datatraxsucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
datatraxsucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
datatraxsux.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
datatraxsux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
datatraxsux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsux.org	org	TRX, Inc.	4/29/2015	Register.com		yes
datatraxsux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
datatraxsux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
datatraxsux.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
dfwtrxsupport.com	com	TRX, Inc.	2/26/2009	Network Solutions	Account: 23539481	yes
encorre.com	com	TRX, Inc.	11/13/2011	Network Solutions	Account: 23539481	yes
encorre.net	net	TRX, Inc.	11/13/2011	Network Solutions	Account: 23539481	yes
findingnewways.com	com	TRX, Inc.	8/15/2010	Register.com		yes
findingnewways.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
gobravo.com	com	TRX, Inc.	8/2/2009	Network Solutions	Account: 23539481	yes
gotango.com	com	TRX, Inc.	1/28/2010	Network Solutions	Account: 23539481	yes
gotraveldata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotraveldata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotraveldata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotraveldata.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotravelinfo.biz	biz	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotravelinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotravelinfo.net	net	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
gotravelinfo.us.com	us.com	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotraveltraveltrax.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotraveltraveltrax.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotraveltraveltrax.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotraveltraveltrax.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotrx.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotrx.info	info	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
gotrx.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
gotrx.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
healthcaredatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
himark.com	com	TRX, Inc.	6/22/2015	Network Sulutions	Account: 23539481	yes
hotelcommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
hoteldatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
jobstrx.com	com	TRX, Inc.	10/6/2012	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.biz	biz	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.biz	biz	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.co.uk	co.uk	TRX, Inc.	3/13/2010	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.co.uk	co.uk	TRX, Inc.	3/21/2010	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.com	com	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.com	com	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.eu	eu	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.eu	eu	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.info	info	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.info	info	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.mobi	mobi	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.mobi	mobi	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.net	net	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.net	net	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.org	org	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.org	org	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.us	us	TRX, Inc.	3/13/2011	Network Solutions	Account: 23539481	yes
lowerdistributioncosts.us	us	TRX, Inc.	3/21/2011	Network Solutions	Account: 23539481	yes
mastercardtraveltrax.com	com	TRX, Inc.	6/14/2012	Network Solutions	Account: 23539481	yes
mobilitycommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
mobilitydatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
mynextrip.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mynextrip.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mynextrip.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mynextrip.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytravel.eu.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytravelanalytics.biz	.biz	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
mytravelanalytics.bz	.bz	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
mytravelanalytics.co.uk	.co.uk	TRX, Inc.	9/5/2011	Network Solutions	Account: 23539481	yes
mytravelanalytics.com	com	TRX, Inc.	7/8/2010	Network Solutions	Account: 23539481	yes
mytravelanalytics.de	.de	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
mytravelanalytics.eu	.eu	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
mytravelanalytics.in	in	TRX, Inc.	9/7/2009	NetNames Ltd (netnames.co.uk)		yes
mytravelanalytics.info	.info	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
mytravelanalytics.jobs	jobs	TRX, Inc.	9/10/2009	Web Solutions		yes
mytravelanalytics.net	.net	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
mytravelanalytics.org	.org	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
mytravelanalytics.us	.us	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
mytravelanalytics.ws	.ws	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
mytravelbenchmarks.com	com	TRX, Inc.	7/15/2016	Network Solutions	Account: 23539481	yes
mytraveldata.biz	biz	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytraveldata.info	info	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytraveldata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytraveldata.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytravelinfo.eu.com	eu.com	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytravelinfo.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytravelinfo.us.com	us.com	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytravelsuppliers.com	com	TRX, Inc.	7/12/2016	Network Solutions	Account: 23539481	yes
mytraveltrax.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytraveltrax.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytraveltrax.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytraveltrax.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytravelvendors.com	com	TRX, Inc.	7/12/2016	Network Solutions	Account: 23539481	yes
mytrip.eu.com	eu.com	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrip.us.com	us.com	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytriplog.com	com	TRX, Inc.	9/29/2010	Network Solutions	Account: 23539481	yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
mytriplog.net	net	TRX, Inc.	9/29/2011	Network Solutions	Account: 23539481	yes
mytriplog.us	us	TRX, Inc.	9/28/2009	Network Solutions	Account: 23539481	yes
mytrx.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrx.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrx.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytrx.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytrxtravel.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytrxtravel.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrxtravel.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrxtravel.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytrxtrip.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
mytrxtrip.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrxtrip.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
mytrxtrip.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
myvictor.com	com	TRX, Inc.	6/10/2016	Network Solutions	Account: 23539481	yes
procurementcommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
procurementdatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
procuretrax.biz	biz	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.bz	bz	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.co.uk	co.uk	TRX, Inc.	9/5/2011	Network Solutions	Account: 23539481	yes
procuretrax.com	com	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.de	de	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.eu	eu	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
procuretrax.in	in	TRX, Inc.	9/7/2009	NetNames Ltd (netnames.co.uk)		yes
procuretrax.info	info	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.jobs	jobs	TRX, Inc.	9/10/2009	Web Solutions		yes
procuretrax.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
procuretrax.net	net	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.org	org	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.us	us	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
procuretrax.ws	ws	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
profilesync.com	com	TRX, Inc.	7/2/2009	Network Solutions	Account: 23539481	yes
rentalcarcommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
rentalcardatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
resassist.com	com	TRX, Inc.	8/8/2009	Network Solutions	Account: 23539481	yes
resupdate.co.uk	co.uk	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.com	com	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.eu	eu	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.info	info	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.mobi	mobi	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.net	net	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.org	org	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resupdate.us	us	TRX, Inc.	12/11/2010	Network Solutions	Account: 23539481	yes
resx.biz	biz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
resx.bz	bz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
resx.co.uk	co.uk	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
resx.com	com	TRX, Inc.	11/22/2011	Network Solutions	Account: 23539481	yes
resx.eu	eu	TRX Europe, Ltd.	6/7/2009	Web Solutions		TRX Europe
resx.in	in	TRX, Inc.	2/19/2009	NetNames Ltd (netnames.co.uk)		yes
resx.jobs	jobs	TRX, Inc.	1/30/2009	Web Solutions		yes
resx.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
resx.travel	travel	TRX, Inc.	11/28/2011	ENCIRCA, INC		yes
resx.us	us	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
resx.ws	ws	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
resxsucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
resxsucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
resxsucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
resxsucks.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
resxsucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
resxsucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
resxsucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
resxsucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
resxsucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
resxsucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
resxsux.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
resxsux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
resxsux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
resxsux.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
resxsux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
resxsux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
resxsux.org	org	TRX, Inc.	4/29/2015	Register.com		yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
resxsux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
resxsux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
resxsux.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
rewardoneonline.com	com	TRX, Inc.	11/14/2013	Register.com		yes
selex.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
selexscripts.com	com	TRX, Inc.	2/1/2016	Register.com		yes
selexsucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
selexsucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
selexsucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
selexsucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
selexsucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
selexsucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
selexsucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
selexsucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
selexsucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
selexsux.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
selexsux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
selexsux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
selexsux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
selexsux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
selexsux.org	org	TRX, Inc.	4/29/2015	Register.com		yes
selexsux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
selexsux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
selexsux.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
telephonecommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
telephonedatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
telephonycommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
telephonydatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
tranxact.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
tranxact.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
tranxactsucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
tranxactsucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
tranxactsucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
tranxactsucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
tranxactsucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
tranxactsux.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
tranxactsux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
tranxactsux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsux.org	org	TRX, Inc.	4/29/2015	Register.com		yes
tranxactsux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
tranxactsux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
tranxactsux.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
travelagencycommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
travelagencydatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
travelanalytic.com	com	TRX, Inc.	2/28/2009	Network Solutions	Account: 23539481	yes
travelanalytics.biz	biz	TRX, Inc.	2/28/2009	Network Solutions	Account: 23539481	yes
travelanalytics.bz	.bz	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
travelanalytics.co.uk	.co.uk	TRX, Inc.	9/5/2011	Network Solutions	Account: 23539481	yes
travelanalytics.com	com	TRX, Inc.	1/27/2009	Network Solutions	Account: 23539481	yes
travelanalytics.de	.de	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
travelanalytics.eu	.eu	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
travelanalytics.in	in	TRX, Inc.	9/7/2009	NetNames Ltd (netnames.co.uk)		yes
travelanalytics.info	info	TRX, Inc.	2/28/2009	Network Solutions	Account: 23539481	yes
travelanalytics.jobs	jobs	TRX, Inc.	9/10/2009	Web Solutions		yes
travelanalytics.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
travelanalytics.net	net	TRX, Inc.	2/28/2009	Network Solutions	Account: 23539481	yes
travelanalytics.org	.org	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
travelanalytics.us	.us	TRX, Inc.	9/5/2012	Network Solutions	Account: 23539481	yes
travelanalytics.ws	.ws	TRX, Inc.	9/5/2010	Network Solutions	Account: 23539481	yes
travelbenchmarkcommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
travelbenchmarkdatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
travelbenchmarks.com	com	TRX, Inc.	7/5/2009	Network Solutions	Account: 23539481	yes
travelcommons.net	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
travelcontrols.com	com	TRX, Inc.	8/20/2009	Network Solutions	Account: 23539481	yes
traveldash.biz	biz	TRX, Inc.	2/17/2019	Network Solutions	Account: 23539481	yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
traveldash.com	com	TRX, Inc.	3/11/2011	Network Solutions	Account: 23539481	yes
traveldatacommons.com	com	TRX, Inc.	1/30/2013	Network Solutions	Account: 23539481	yes
traveltrax.biz	biz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
traveltrax.bz	bz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
traveltrax.com	com	TRX, Inc.	7/25/2019	Network Solutions	Account: 23539481	yes
traveltrax.de	de	TRX, Inc.	2/16/2012	Network Solutions	Account: 23539481	yes
traveltrax.eu	eu	TRX, Inc.	8/22/2011	Network Solutions	Account: 23539481	yes
traveltrax.in	in	TRX, Inc.	2/19/2009	NetNames Ltd (netnames.co.uk)		yes
traveltrax.info	info	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
traveltrax.jobs	jobs	TRX, Inc.	1/30/2009	Web Solutions		yes
traveltrax.org	org	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
traveltrax.travel	travel	TRX, Inc.	2/15/2012	ENCIRCA, INC		yes
traveltrax.us	us	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
traveltrax.ws	ws	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
traveltraxsucks.biz	biz	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.cc	cc	TRX, Inc.	12/19/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.com	com	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.eu	eu	TRX, Inc.	12/19/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.info	info	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.net	net	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.org	org	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.tv	tv	TRX, Inc.	12/19/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.us	us	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsucks.ws	ws	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.biz	biz	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.cc	cc	TRX, Inc.	12/19/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.com	com	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.eu	eu	TRX, Inc.	12/19/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.info	info	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.net	net	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.org	org	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.tv	tv	TRX, Inc.	12/19/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.us	us	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
traveltraxsux.ws	ws	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
tripcontrol.com	com	TRX, Inc.	8/20/2011	Network Solutions	Account: 23539481	yes
triplog.us	us	TRX, Inc.	9/28/2009	Network Solutions	Account: 23539481	yes
trx.biz	biz	TRX, Inc.	3/16/2011	Register.com	RDNA-0001330078	yes
trx.bz	bz	TRX, Inc.	7/1/2014	Network Solutions	Account: 23539481	yes
trx.cc	cc	TRX, Inc.	7/1/2014	Network Solutions	Account: 23539481	yes
trx.com	com	TRX, Inc.	3/6/2012	Network Solutions	Account: 23539481	yes
trx.de	de	TRX Germany GmbH				TRX Germany GmbH
trx.info	info	TRX, Inc.	9/19/2013	Register.com		yes
trx.jobs	jobs	TRX, Inc.	12/29/2008	Web Solutions		yes
trx.travel	travel	TRX, Inc.	11/28/2011	ENCIRCA, INC		yes
trxairdata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairdata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairdata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairdata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairlinedata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairlinedata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairlinedata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairlinedata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairlineinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxairlineinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairlineinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxairlineinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxcarddata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxcarddata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxcarddata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxcarddata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxcardinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxcardinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxcardinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxcardinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxcorrex.com	com	TRX, Inc.	3/10/2011	Network Solutions	Account: 23539481	yes
trxdata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxdata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
trxdata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxdata.us	us	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxdata.us.com	us.com	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxdatastandards.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxdatastandards.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxdatastandards.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxdatastandards.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxeoperations.com	com	TRX, Inc.	4/22/2011	Network Solutions	Account: 23539481	yes
trxeurope.at	at	TRX, Inc.	2/3/2009	NetNames Ltd (netnames.co.uk)		yes
trxeurope.be	be	TRX, Inc.	2/4/2009	NetNames Ltd (netnames.co.uk)		yes
trxeurope.ch	ch	TRX, Inc.	5/17/2009	NetNames Ltd (netnames.co.uk)		yes
trxeurope.co.uk	co.uk	TRX, Inc.	4/1/2009	NetNames Ltd (netnames.co.uk)	8846213	yes
trxeurope.com	com	TRX, Inc.	3/31/2013	Network Solutions	Account: 23539481	yes
trxeurope.eu	eu	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxeurope.info	info	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxeurope.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxhoteldata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxhoteldata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxhoteldata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxhoteldata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxhotelinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxhotelinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxhotelinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxhotelinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxi.biz	biz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.bz	bz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.co.uk	co.uk	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.de	de	TRX, Inc.	2/12/2012	Network Solutions	Account: 23539481	yes
trxi.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
trxi.in	in	TRX, Inc.	2/19/2009	NetNames Ltd (netnames.co.uk)		yes
trxi.info	info	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.jobs	jobs	TRX, Inc.	12/29/2008	Web Solutions		yes
trxi.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxi.net	net	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.org	org	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.travel	travel	TRX, Inc.	11/28/2011	ENCIRCA, INC		yes
trxi.us	us	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxi.ws	ws	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxinc.bz	bz	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxinc.co.uk	co.uk	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxinc.de	de	TRX, Inc.	2/27/2012	Network Solutions	Account: 23539481	yes
trxinc.eu	eu	TRX, Inc.	2/16/2010	Network Solutions	Account: 23539481	yes
trxinc.in	in	TRX, Inc.	2/20/2009	NetNames Ltd (netnames.co.uk)		yes
trxinc.info	info	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxinc.jobs	jobs	TRX, Inc.	12/29/2008	Web Solutions		yes
trxinc.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxinc.org	org	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxinc.travel	travel	TRX, Inc.	11/28/2011	ENCIRCA, INC		yes
trxinc.ws	ws	TRX, Inc.	2/16/2017	Network Solutions	Account: 23539481	yes
trxinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxinternational.co.uk	co.uk	TRX, Inc.	12/18/2010	Network Solutions/Nominet.uk	Account: 23539481	yes
trxinternational.com	com	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxinternational.eu	eu	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxinternational.info	info	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxinternational.net	net	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxinternational.us	us	TRX, Inc.	12/18/2009	Network Solutions	Account: 23539481	yes
trxisucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
trxisucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
trxisucks.co.uk	co.uk	TRX, Inc.	5/4/2009	Nominet.uk/Register.com		yes
trxisucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
trxisucks.de	de	TRX, Inc.	5/9/2009	Register.com		yes
trxisucks.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
trxisucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
trxisucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
trxisucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
trxisucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
trxisucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
trxisucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
trxisux.biz	biz	TRX, Inc.	4/28/2015	Register.com	C44962515-RCOM	yes
trxisux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
trxisux.co.uk	co.uk	TRX, Inc.	5/4/2009	Nominet.uk/Register.com		yes
trxisux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
trxisux.de	de	TRX, Inc.	5/9/2009	Register.com		yes
trxisux.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
trxisux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
trxisux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
trxisux.org	org	TRX, Inc.	4/29/2015	Register.com		yes
trxisux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
trxisux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
trxisux.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
trxrentalcardata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxrentalcardata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxrentalcardata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxrentalcardata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxrentalcarinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxrentalcarinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxrentalcarinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxrentalcarinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxsucks.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
trxsucks.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
trxsucks.co.uk	co.uk	TRX, Inc.	5/4/2009	Nominet.uk/Register.com		yes
trxsucks.com	com	TRX, Inc.	4/29/2015	Register.com		yes
trxsucks.de	de	TRX, Inc.	5/9/2009	Register.com		yes
trxsucks.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
trxsucks.info	info	TRX, Inc.	4/29/2015	Register.com		yes
trxsucks.net	net	TRX, Inc.	4/29/2015	Register.com		yes
trxsucks.org	org	TRX, Inc.	4/29/2015	Register.com		yes
trxsucks.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
trxsucks.us	us	TRX, Inc.	4/28/2015	Register.com		yes
trxsucks.ws	ws	TRX, Inc.	4/29/2016	Register.com		yes
trxsupport.com	com	TRX, Inc.	2/10/2009	Network Solutions	Account: 23539481	yes
trxsux.biz	biz	TRX, Inc.	4/28/2015	Register.com		yes
trxsux.cc	cc	TRX, Inc.	4/29/2016	Register.com		yes
trxsux.co.uk	co.uk	TRX, Inc.	5/4/2009	Nominet.uk/Register.com		yes
trxsux.com	com	TRX, Inc.	4/29/2015	Register.com		yes
trxsux.de	de	TRX, Inc.	5/9/2009	Register.com		yes
trxsux.eu	eu	TRX Europe, Ltd.	4/7/2009	Web Solutions		TRX Europe
trxsux.info	info	TRX, Inc.	4/29/2015	Register.com		yes
trxsux.net	net	TRX, Inc.	4/29/2015	Register.com		yes
trxsux.org	org	TRX, Inc.	4/29/2015	Register.com		yes
trxsux.tv	tv	TRX, Inc.	4/29/2016	Register.com		yes
trxsux.us	us	TRX, Inc.	4/28/2015	Register.com		yes
trxsux.ws	ws	TRX, Inc.	5/4/2016	Register.com		yes
trxtraveinfo.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxtraveinfo.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxtravelanalytics.biz	biz	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.bz	bz	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.co.uk	co.uk	TRX, Inc.	10/10/2013	Network Solutions	Account: 23539481	yes
trxtravelanalytics.com	com	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.de	de	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.eu	eu	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.info	info	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.mobi	mobi	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.net	net	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.org	org	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtravelanalytics.us	us	TRX, Inc.	10/10/2010	Network Solutions	Account: 23539481	yes
trxtraveldata.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxtraveldata.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxtraveldata.mobi	mobi	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxtraveldata.net	net	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxtravelinfo.com	com	TRX, Inc.	12/28/2012	Network Sulutions	Account: 23539481	yes
trxtravelinfo.eu	eu	TRX, Inc.	12/28/2010	Network Sulutions	Account: 23539481	yes
trxuk.com	com	TRX, Inc.	7/31/2009	NetNames Ltd (netnames.co.uk)		yes
trxuktest.com	com	TRX, Inc.	7/31/2011	Network Solutions	Account: 23539481	yes
trxwebservices.biz	biz	TRX, Inc.	11/21/2009	Network Solutions	Account: 23539481	yes
trxwebservices.cc	cc	TRX, Inc.	11/21/2009	Network Solutions	Account: 23539481	yes
trxwebservices.co.uk	co.uk	TRX, Inc.	11/21/2010	Network Solutions	Account: 23539481	yes
trxwebservices.com	com	TRX, Inc.	11/21/2009	Network Solutions	Account: 23539481	yes
trxwebservices.de	de	TRX, Inc.	11/21/2009	Network Solutions	Account: 23539481	yes

Domain	Extension	Domain Owner	Expiration	Registrar	Registration ID#	Registrant = TRX
trxwebservices.eu	eu	TRX, Inc.	11/23/2009	Network Solutions	Account: 23539481	yes
trxwebservices.info	info	TRX, Inc.	11/24/2009	Network Solutions	Account: 23539481	yes
trxwebservices.net	net	TRX, Inc.	11/25/2009	Network Solutions	Account: 23539481	yes
trxwebservices.org	org	TRX, Inc.	11/26/2009	Network Solutions	Account: 23539481	yes
trxwebservices.tv	tv	TRX, Inc.	11/27/2009	Network Solutions	Account: 23539481	yes
trxwebservices.us	us	TRX, Inc.	11/28/2009	Network Solutions	Account: 23539481	yes
trxwebservices.ws	ws	TRX, Inc.	11/29/2009	Network Solutions	Account: 23539481	yes
ttgsoftware.com	com	TRX, Inc.	11/19/2011	Network Solutions	Account: 23539481	yes
viewmytrip.com	com	TRX, Inc.	2/16/2009	Network Solutions	Account: 23539481	yes
xdserver.com	com	TRX, Inc.	10/30/2011	Network Solutions	Account: 23539481	yes
xdserver.net	net	TRX, Inc.	10/30/2011	Network Solutions	Account: 23539481	yes
xpdserver.com	com	TRX, Inc.	1/20/2009	Network Solutions	Account: 23539481	yes

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 2

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date

DATATRAX		Pending	1,364,130	18-Sep-2007	Aff of Use	18-Sep-2010
Country:	Canada

DATATRAX		Registered	A0009508	05-Oct-2007	OPPOSITION ENDS	25-Nov-2008
Country:	International Registration		951216	21-Feb-2008

DATATRAX (Standard Characters)		Pending	77/259,495	20-Aug-2007	Response Due	09-May-2008
Country:	United States of America

DATATRAX (stylized and/or with design)		Pending	77/260,472	21-Aug-2007	Response Due	09-May-2008
Country:	United States of America

DATATRAX (Stylized)		Pending	77/259,654	20-Aug-2007	Response Due	09-May-2008
Country:	United States of America

FINDING NEW WAYS		Registered	1014239	08-Jul-2002	First Renewal	08-Jul-2012
Country:	Benelux		724954	08-Jul-2002

FINDING NEW WAYS		Pending	2870616	01-Oct-2002
Country:	European Community
Goods:	Advertising; business management; business administration; office functions (class 35)

Transport; packaging and storage of foods, travel arrangement (class 39)

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services (class 42)

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 3

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date

FINDING NEW WAYS		Registered		25-Nov-2002	First Renewal	29-Apr-2013
Country:	Hungary		807739	02-Nov-2002

FINDING NEW WAYS		Registered		25-Nov-2002	First Renewal	29-Apr-2013
Country:	Liechtenstein		807739	25-Nov-2002

FINDING NEW WAYS		Registered	76/433,178	23-Jul-2002	Section 8&15 - 5 Year	26-Jul-2010
Country:	United States of America		2,977,017	26-Jul-2005	Aff of Use - 5 Year	26-Jul-2010
Goods:	Class 35: Outsourcing services for others in the fields of fulfilling orders, providing customer service support and data management and reporting;

	Class 39: travel information services for corporate and individual customers, namely, information about transportation

	Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field or travel.

	Class 43: Travel information services for corporate and individual customers, namely, information about transportation and hotel accommodations.

	Class: 39 Int. Transport; packaging and storage of goods; travel arrangement.

HI-MARK		Registered	75/614,031	28-Dec-1998	First Renewal	16-May-2010
Country:	United States of America		2,349,715	16-May-2000

MEETINGASSIST		Registered	75/790,649	02-Sep-1999
Country:	United States of America		2,379,398	22-Aug-2000
Goods:	Computer software for conference and event planning. (class 9)

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 4

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date

PROXI		Registered	0741015	14-Feb-2003	First Renewal	14-Feb-2013
Country:	Benelux		741015	14-Feb-2013
Goods:	Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organization consultancy;

	Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

	Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.

PROXI		Registered	3042009	02-Jul-2003	First Renewal	02-Jul-2013
Country:	European Community		003042009	06-May-2005
Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire extinguishing apparatus.

	39 - Transport packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

	42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

PROXI		Registered	816831	12-Sep-2003	First Renewal	09-Dec-2013
Country:	Hungary		816831	12-Sep-2003
Goods:	Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organization consultancy;

	Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for the use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

	Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 5

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
PROXI		Registered	816831	12-Sep-2003	First Renewal	12-Sep-2013
Country:	Liechtenstein		816831	12-Sep-2003
Goods:	Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organization consultancy;

	Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

	Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.
PROXI		Registered			First Renewal	09-Dec-2013
Country:	Switzerland		81631	12-Sep-2003
Goods:	Class 35: Outsourcing services for others in the field of fulfilling on-line orders, providing customer service support data management and reporting; meeting planning; business management organization consultancy;

	Class 42: Development of software for the benefit of others in the field of travel; renting, leasing or providing temporarily use of non-downloadable software for use in travel agency management; quality control; legal advise in respect of the requesting and issuing of visa; and

	Class 43: Providing corporate and individual customers travel information namely information in respect of (hotel) accommodation.
PROXI		Allowed	78/204,062	16-Jan-2003	Section 8&15 - 5 Year	06-Nov-2012
Country:	United States of America		3,330,366	06-Nov-2007	Aff of Use - 5 Year	06-Nov-2012
Goods:	Class 35: Outsourcing services for others in the field of fulfilling on-line orders; providing customer service support and data management and reporting;

	Class 39: Travel information services for corporate and individual customers; travel information services, namely, information about transportation; and

	Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

	Class 43: Travel information services, namely, information about hotel accommodations.

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 6

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
QUALITYMAN		Registered	75/732,381	18-Jun-1999	First Renewal	20-Mar-2011
Country:	United States of America		2,436,382	20-Mar-2001

RESX		Registered	1021575	09-Jan-2003	First Renewal	09-Jan-2013
Country:	Benelux		1021575	09-Jan-2003
Goods:	Class 35: Advertising; business management; business administration; office functions;

	Class 39: Transport; packaging and storage of foods; travel arrangement;

	Class 43: Scientific and technological services and research and design relating thereto; Industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX		Pending	005605761	10-Jan-2007
Country:	European Community
Goods:	Class: 35 Int., 39, 42, 43

RESX		Registered	810287	09-Jul-2003	First Renewal	09-Jul-2013
Country:	Hungary		810287	09-Jul-2003
Goods:	Class 9: Computer software for use in travel reservations for transportation and hotel accommodations; computer software for use in travel agency management, data management and reporting, and quality control; computer software for use in meeting planning; computer software package, consisting of software and a computer manual sold as a unit, for locating and selecting hotels and accompanying accommodations worldwide; conference planning software; computer software for use in the fields of on line filling of orders and on line customer service;

	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

	Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations; and

	Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 7

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
RESX		Registered	810287	09-Jul-2003	First Renewal	09-Jul-2013
Country:	Liechtenstein		810287	09-Jul-2003
Goods:	Class 9: Computer software for use in travel reservations for transportation and hotel accommodations; computer software for use in travel agency management, data management and reporting, and quality control; computer software for use in meeting planning; computer software package, consisting of software and a computer manual sold as a unit, for locating and selecting hotels and accompanying accommodations worldwide; conference planning software; computer software for use in the fields of on line filling of orders and on line customer service;

	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

	Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations; and

	Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

	Class: 43 Int. Services for providing food and drink; temporary accommodations.

RESX		Registered	810287	09-Jul-2003	First Renewal	09-Jul-2013
Country:	Switzerland		810287	09-Jul-2003
Goods:	Class 9: Computer software for use in travel reservations for transportation and hotel accommodations; computer software for use in travel agency management, data management and reporting, and quality control; computer software for use in meeting planning; computer software package, consisting of software and a computer manual sold as a unit, for locating and selecting hotels and accompanying accommodations worldwide; conference planning software; computer software for use in the fields of on line filling of orders and on line customer service;

	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

	Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations; and

	Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 8

Trademark	Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
RESX	Registered	76/429,952	12-Jul-2002	Section 8&15 - 5 Year	22-Nov-2010
Country:	United States of America	3,018,213	22-Nov-2005	Aff of Use - 5 Year	22-Nov-2010
Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation;

Class 42: Providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel; and

Class 43: Travel agency services for corporate and individual customers, namely, information about hotel accommodations.

RES-X	Registered	002870848	01-Oct-2002	First Renewal	01-Oct-2012
Country:	European Community	002870848	01-Oct-2002
Goods:	Class 35: Advertising; business management; business administration; office functions;

Class 39: Transport; packaging and storage of foods; travel arrangement;

Class 42: Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services.

RESX (stylized and/or with design)	Pending	77/244,402	01-Aug-2007	Response Due	09-May-2008
Country:	United States of America

RESX (stylized and/or with design)	Pending	77/244,458	01-Aug-2007	Response Due	09-May-2008
Country:	United States of America

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 9

Trademark	Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
SELEX	Unfiled
Country:	United States of America
Goods:	Class 9: Computer software for use in travel reservations for transportation and hotel accommodations; computer software for use in travel agency management, data management and reporting, and quality control; computer software for use in meeting planning; computer software package, consisting of software and a computer manuals sold as a unit, for locating and selecting hotels and accompanying accommodations worldwide; conference planning software; computer software for use in the fields of on line filling of orders and on line customer service;

	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

	Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations;

Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

TANGO	Registered	1,152,324	11-Sep-2002	First Renewal	03-Mar-2015
Country:	Canada	TMA636,282	30-Mar-2005
Goods:

035

BUSINESS MANAGEMENT AND CONSULTATION SERVICES RELATING TO THE TRAVEL INDUSTRY; BUSINESS MANAGEMENT SERVICES IN THE NATURE OF TRAVEL DATA MODELING, MONITORING AND MANAGEMENT; BUSINESS MANAGEMENT SERVICES IN THE NATURE OF CONTRACT MODELING, MONITORING AND MANAGEMENT FOR TRAVEL

TANGO	Registered	2,852,275	13-Sep-2002	First Renewal	13-Sep-2012
Country:	European Community	002852275	16-Sep-2004
Goods:

035

BUSINESS MANAGEMENT AND CONSULTATION SERVICES RELATING TO THE TRAVEL INDUSTRY; BUSINESS MANAGEMENT SERVICES IN THE NATURE OF TRAVEL DATA MODELING, MONITORING AND MANAGEMENT; BUSINESS MANAGEMENT SERVICES IN THE NATURE OF CONTRACT MODELING, MONITORING AND MANAGEMENT FOR TRAVEL

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 10

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
TANGO		Registered	76/381,336	11-Mar-2002	Section 8&15 - 5 Year	17-Jun-2008
Country:	United States of America		2,774,689	17-Jun-2003	Aff of Use - 5 Year	17-Jun-2008
Goods:	035
	BUSINESS MANAGEMENT AND CONSULTATION SERVICES RELATING TO THE TRAVEL INDUSTRY; BUSINESS MANAGEMENT SERVICES IN THE NATURE OF TRAVEL DATA MODELING, MONITORING AND MANAGEMENT; BUSINESS MANAGEMENT SERVICES IN THE NATURE OF CONTRACT MODELING, MONITORING AND MANAGEMENT FOR TRAVEL

THE POWER OF KNOWLEDGE		Pending	76/094,384	24-Jul-2000	Statement of Use 5th Extension	03-Jul-2008

Country:	United States of America

TRANSFORMING YOUR ONLINE SERVICES		Refused	2242986	18-Aug-2000
Country:	United Kingdom
Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

	39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services; information provided on-line from computer databases and/or the Internet relating to travel reservations.

	42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases; information provided on-line from computer databases and/or the Internet relating to the fulfillment of on-line orders for goods and services, customer support services and data management and reporting; installation and maintenance of computer software; computer rental; accommodation reservations; services for others in providing customer services support and data management and reporting.

TRAVEL ANALYTICS		Registered	1,151,968	06-Sep-2002	First Renewal	21-Jun-2014
Country:	Canada		TMA613,320	21-Jun-2004
Goods:	035
	Business management and consultation relating to the travel industry; business management in the nature of contract monitoring for the travel industry; licensing of travel related computer software

	042
	Data collection services using proprietary software to collect and evaluate service data in the travel industry

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 11

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
TRAVEL ANALYTICS		Registered	2844306	06-Sep-2002	First Renewal	06-Sep-2012
Country:	European Community		2844306	03-Jun-2004
Goods:

035

Business management and consultation relating to the travel industry; business management in the nature of contract monitoring for the travel industry; licensing of travel related computer software

042

Dots collection services using proprietary software to collect and evaluate service data in the travel industry

TRAVEL ANALYTICS		Registered	07772/2002	09-Sep-2002	First Renewal	09-Sep-2012
Country:	Switzerland		508564	25-Mar-2003
Goods:

035

Business management and consultation relating to the travel industry; business management in the nature of contract monitoring for the travel industry; licensing of travel related computer software

TRAVEL ANALYTICS		Registered	76/380,603	08-Mar-2002	Section 8&15 - 5 Year	05-Aug-2008
Country:	United States of America		2,746,354	05-Aug-2003	Aff of Use - 5 Year	05-Aug-2008
Goods:

035

Business management and consultation relating to the travel industry; business management in the nature of contract monitoring for the travel industry; licensing of travel related computer software

TRAVEL TECHNOLOGIES GROUP		Registered	73/761,437	02-Nov-1988	First Renewal	07-Nov-2009
Country:	United States of America		1,565,113	07-Nov-1989
Goods:	Educational services, namely, conducting classes and seminars in the travel industry field.

TRAVELMAN		Registered	75/614,030	28-Dec-1998	First Renewal	25-Jan-2010
Country:	United States of America		2,311,684	25-Jan-2000

TRAVELTRAX		Pending	1,364,131	18-Sep-2007	Aff of Use	18-Sep-2010
Country:	Canada

TRAVELTRAX		Registered	A0009507	05-Oct-2007	Renewal Fee	07-Sep-2017
Country:	International Registration		954,927	07-Sep-2007

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 12

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
TRAVELTRAX (Standard Characters)		Pending	77/259,408	20-Aug-2007	Response Due	09-May-2008
Country:	United States of America

TRAVELTRAX (stylized and/or with design)		Pending	77/260,447	21-Aug-207	Response Due	09-May-2008
Country:	United States of America

TRAVELTRAX (stylized and/or with design)		Pending	77/260,386	21-Aug-207	Response Due	09-May-2008
Country:	United States of America

TRC, INC. v. DSNW, INC.		Unfiled	92049216		Def Answer Due	27-May-2008
Country:	United States of America

TRX		Registered	001534221	01-Mar-2000
Country:	Benelux		001534221	01-Mar-2000
Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangements; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; Installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		Registered	977951	16-Nov-2000	First Renewal	16-Nov-2010
Country:	Benelux		673402	16-Nov-2000

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 13

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
TRX		Registered	001534221	01-Mar-2000	First Renewal	01-Mar-2010
Country:	European Community		001534221	01-Mar-2000
Goods:

9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

39 - Transport; packaging and storage of goods; travel arrangements; transport reservation services; travel reservation services.

42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; Installation and maintenance of computer software, computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

TRX		Registered	607794	23-Nov-2000	First Renewal	23-Nov-2010
Country:	Hungary		752420	23-Nov-2000

TRX		Registered	607794	23-Nov-2000	First Renewal	23-Nov-2010
Country:	Liechtenstein		752420	23-Nov-2000

TRX		Registered	607794	23-Nov-2000	First Renewal	23-Nov-2010
Country:	Switzerland		752420	23-Nov-2000

TRX		Pending	77/251,519	09-Aug-2007	Response Due	09-May-2008
Country:	United States of America

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 14

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
TRX		Registered	75/917,249	14-Feb-2000	Section 8&15 - 5 Year	23-Mar-2009
			2,825,443	23-Mar-2004
Country:	United States of America
Goods:

Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control.

TRX (Stylized)		Registered	75/917,248	14-Feb-2000	Section 8&15 - 6 Year	15-Apr-2009
Country:	United States of America		2,707,451	15-Apr-2003
Goods:

Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation;

Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel, travel information services, namely, information about hotel accommodations

WEBMAN		Registered	75/710,801	20-May-1999	First Renewal	10-Oct-2010
Country:	United States of America		2,393,123	10-Oct-2000

x (stylized and/or with design)		Pending	77/252,021	10-Aug-2007	Response Date	09-May-2008
Country:	United States of America

X (stylized)		Registered	977875	16-Nov-2000	Renewed	16-Nov-2010
Country:	Benelux		673401	16-Nov-2000	Next Renewal	16-Nov-2010
					First Renewal	16-Nov-2010

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 15

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
X (stylized)		Registered	001537257	02-Mar-2000	First Renewal	02-Mar-2010
			001537257	06-May-2005
Country:	European Community
Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

	39 - Transport; packaging and storage of goods, travel arrangement; transport reservation services; travel reservation services.

	42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		Registered	607793	24-Nov-2000	First Renewal	24-Nov-2010
Country:	Hungary		752421	24-Nov-2000

X (stylized)		Registered	607793	24-Nov-2000	First Renewal	24-Nov-2010
Country:	Liechtenstein		752421	24-Nov-2000

X (stylized)		Registered	607793	24-Nov-2000	First Renewal	24-Nov-2010
Country:	Switzerland		752421	24-Nov-2000

X (stylized)		Registered	75/917,247	14-Feb-2000	Section 8&15 - 6 Year	10-Dec-2008
Country:	United States of America		2,660,090	10-Dec-2002
Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

	Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations;

	Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

Monday, May 05, 2008 Client: 8828 TRX, Inc.	Trademark Status Report by Client	Page: 15

Trademark		Status Client Ref Number	App Number Reg Number	App Date Reg Date	Next Action	Due Date
X (stylized)		Registered	001537257	02-Mar-2000	First Renewal	02-Mar-2010
Country:	European Community		001537257	06-May-2005
Goods:	9 - Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

	39 - Transport; packaging and storage of goods; travel arrangement; transport reservation services; travel reservation services.

	42 - Computer programming; computer services; designing, creating, maintaining and hosting websites; leasing access time to computer databases and/or the Internet; information provided on-line from computer databases and/or the Internet; installation and maintenance of computer software; computer rental; accommodation reservations; outsourcing services for others in the fields of fulfilling on-line orders, providing customer services support, and data management and reporting.

X (stylized)		Registered	607793	24-Nov-2000	First Renewal	24-Nov-2010
Country:	Hungary		752421	24-Nov-2000

X (stylized)		Registered	607793	24-Nov-2000	First Renewal	24-Nov-2010
Country:	Liechtenstein		752421	24-Nov-2000

X (stylized)		Registered	607793	24-Nov-2000	First Renewal	24-Nov-2010
Country:	Switzerland		752421	24-Nov-2000

X (stylized)		Registered	75/917,247	14-Feb-2000	Section 8&15 - 6 Year	10-Dec-2008
Country:	United States of America		2,660,090	10-Dec-2002
Goods:	Class 35: Outsourcing services for others in the fields of fulfilling on line orders, providing customer service support and data management and reporting;

	Class 39: Travel agency services for corporate and individual customers; travel information services, namely, information about transportation and hotel accommodations;

	Class 42: Travel agency services for corporate and individual customers, namely, making reservations and bookings for hotel accommodations; providing temporary use of non-downloadable software for use in travel agency management, reservations for transportation and hotel accommodations, meeting planning and quality control; computer software design for others in the field of travel.

SCHEDULE 6.18

MATERIAL AGREEMENTS

•

Promissory Note made by TRX, Inc. in favor of Hi-Mark, LLC, dated January 11, 2007 (filed as Exhibit 10.4 to our Annual Report on Form 10-K, filed on February 21, 2007 and incorporated herein by reference).

•

Services Agreement, dated December 23, 2002, by and between American Airlines, Inc. and TRX Fulfillment Services, LLC (filed as Exhibit 10.17 to Amendment No. 1 to our Registration Statement on Form S-1, filed on June 17, 2005 and incorporated herein by reference).

•	Amendment #1 to Services Agreement between TRX Fulfillment Services, LLC and American Airlines, Inc., dated February 1, 2006.

•

Amended and Restated Agreement for the Provision of Services, dated December 1, 2005, by and between TRX, Inc. and American Express Travel Related Services Company, Inc. (filed as Exhibit 10.7 to our Annual Report on Form 10-K, filed on February 22, 2006 and incorporated herein by reference).

•

Amendment #1 to TRX, Inc. Amended and Restated Agreement for the Provision of Services with American Express Travel Related Service Company, Inc. between TRX, Inc. and American Express Travel Related Service Company, Inc., dated October 23, 2007.

•

Master Services Agreement, dated February 1, 2002, as amended January 10, 2003, with Addendums, by and between Citibank, N.A. and TRX Data Services, Inc. (filed as Exhibit 10.47 to Amendment No. 6 to our Registration Statement on Form S-1, filed on August 18, 2005 and incorporated herein by reference).

•

Amendment to Exhibit VIII to Master Services Agreement dated December 20, 2005, by and between Citibank, N.A. and TRX Data Services, Inc. (filed as Exhibit 10.25 to our Annual Report on Form 10-K, filed on February 22, 2006 and incorporated herein by reference).

•

Amendment Number 2 to the Master Services Agreement between Citibank, N.A. and TRX Data Services Inc., dated December 6, 2005 (filed as Exhibit 10.40 to our Annual Report on Form 10-K, filed on February 22, 2006 and incorporated herein by reference).

•

Amendment to Work Order for Ongoing TRX Global Data Services and Work Order for TRX Datatrax Ad-Hoc Reporting of the Citi Global Data Repository (GDR) and Master Services Agreement between CitiBank, N.A. and TRX Data Services, Inc., dated July 13, 2007 (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed on November 8, 2007 and incorporated herein by reference).

•

Shared Services Agreement dated February 10, 2006 by and between TRX, Inc., TRX Fulfillment Services, LLC and E2E SerWiz Solutions Ltd (filed as Exhibit 10.39 to our Annual Report on Form 10-K, filed on February 22, 2006 and incorporated herein by reference).

•

Master Services Agreement between Expedia, Inc. and TRX, Inc., dated January 1, 2007 (filed as Exhibit 10.15 to our Annual Report on Form 10-K, filed on February 21, 2007 and incorporated herein by reference).

•

Amendment # 1 to Master Services Agreement between Expedia, Inc. and TRX, Inc., dated March 30, 2007 (filed as Exhibit 10.46 to our Quarterly Report on Form 10-Q, filed on May 10, 2007 and incorporated herein by reference).

•

Amended and Restated Master Agreement dated January 1, 2006 by and between TRX Technology Services, L.P. and World Travel Partners and LLC (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed on May 4, 2006 and incorporated herein by reference).

•

Employment Contract, dated December 31, 2004, by and between Norwood H. Davis, III and TRX, Inc. (filed as Exhibit 10.24 to our Registration Statement on Form S-1, filed on May 9, 2005 and incorporated herein by reference).

•

First Amendment to Employment Contract dated August 26, 2005, by and between Norwood H. Davis, III and TRX, Inc. (filed as Exhibit 10.65 to Amendment No. 8 to our Registration Statement on Form S-1, filed on September 9, 2005 and incorporated herein by reference).

•

Second Amendment to Employment Contract dated June 30, 2006 between Norwood H. Davis, III and TRX, Inc. (filed as Exhibit 10.1 to our Current Report on Form 8-K, filed June 30, 2006 and incorporated herein by reference).

•

Third Amendment to Employment Contract dated April 5, 2007 between Norwood H. Davis, III and TRX, Inc. (filed as Exhibit 10.1 to our Current Report on Form 8-K, filed April 5, 2007 and incorporated herein by reference).

•

Fourth Amendment to Employment Contract dated January 10, 2008 between Norwood H. Davis, III and TRX, Inc. (filed as Exhibit 10.1 to our Current Report on Form 8-K, filed January 11, 2008 and incorporated herein by reference).

•

Employment Contract, dated April 5, 2004, as amended April 27, 2005, by and between Victor Pynn and TRX, Inc. (filed as Exhibit 10.27 to our Registration Statement on Form S-1, filed on May 9, 2005 and incorporated herein by reference).

•

Employment Contract between David Cathcart and TRX, Inc., dated July 1, 2005 (filed as Exhibit 10.27 to our Annual Report on Form 10-K, filed on February 21, 2007 and incorporated herein by reference).

•

First Amendment to Employment Contract between David Cathcart and TRX, Inc., dated November 15, 2006 (filed as Exhibit 10.28 to our Annual Report on Form 10-K, filed on February 21, 2007 and incorporated herein by reference).

•

Lease Agreement, dated September 26, 1995, as amended August 7, 1996, April 8, 1997, December 3, 1997, October 5, 1998, April 22, 1999, August 17, 1999, March 29, 2000, January 1, 2003 and July 26, 2004, by and between WorldTravel Partners, L.P. and Weeks Realty, L.P.

(filed as Exhibit 10.28 to our Registration Statement on Form S-1, filed on May 9, 2005 and incorporated herein by reference).

SCHEDULE 6.20

OWNED AND LEASED PROPERTY

Part (a): None

Part (b): See Schedule 3.03

SCHEDULE 8.01

EXISTING LIENS

1. File Number: 060-2004-05494

Jurisdiction: Georgia, Authority

Secured Party of Record: Hewlett-Packard Financial Services Company

2. File Number: 060-2004-05973

Jurisdiction: Georgia, Authority

Secured Party of Record: Hewlett-Packard Financial Services Company

3. File Number: 007-2004-008437

Jurisdiction: Georgia, Authority

Secured Party of Record: IBM Credit LLC

4. File Number: 67-2004-008174

Jurisdiction: Georgia, Authority

Secured Party of Record: GE Capital

5. File Number: 033-2008-01839

Jurisdiction: Georgia, Authority

Secured Party of Record: Dell Financial Services, L.P.

SCHEDULE 8.02

EXISTING INVESTMENTS

None.

SCHEDULE 8.03

EXISTING INDEBTEDNESS

A note payable relating to the acquisition of certain assets and the assumption of certain liabilities of Hi-Mark, with quarterly principal payments (which began in April 2007 and continue through January 2010) in the amount of $583 together with accrued interest, which accrues at the Prime rate (7.25% at March 31, 2008).

SCHEDULE 10.02

NOTICE ADDRESSES AND LENDING OFFICE

TRX, INC.:

6 West Druid Hills Drive

Atlanta, GA 30329 USA

Attention: David D. Cathcart

Telephone: 404-929-6139

Facsimile:

Electronic Mail: david.cathcart@trx.com

Website Address: www.trx.com

With a copy to:

McKenna Long & Aldridge LLP

303 Peachtree Street

Suite 5300

Atlanta, Georgia 30308

Attn: Ann-Marie McGaughey

LENDER:

Lending Office:

ATLANTIC CAPITAL BANK

3280 Peachtree Road, N.E., Suite 1600

Atlanta, Georgia 30305

Attn:

Telephone:

Facsimile:

Electronic Mail:

EXHIBIT A

FORM OF LOAN NOTICE

Date:                     ,

To:	Atlantic Capital Bank

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between TRX, INC., and ATLANTIC CAPITAL BANK.

The undersigned hereby requests (select one):

☐ A Loan                                        ☐ A Conversion of a Loan

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

                                                 [Type of Loan requested]

4.	For a LIBOR Loan: with an Interest Period of months.

The borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

TRX, INC.

By:
Name:
Title:

A - 1

Form of Loan Notice

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Atlantic Capital Bank

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 30, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between TRX, INC., a Georgia corporation (the “Borrower”), and ATLANTIC CAPITAL BANK (the “Lender”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. [Attached hereto as Schedule 1 are the][The] year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section [have been filed with the SEC and a link thereto is available on the Borrower’s website on the Internet at the website address listed on Schedule 10.02].

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. [Attached hereto as Schedule 1 are the][The] unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date [have been filed with the SEC and a link thereto is available on the Borrower’s website on the Internet at the website address listed on Schedule 10.02]. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such

Form of Compliance Certificate

fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in ARTICLE IV of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule [1][2] attached hereto are true and accurate on and as of the date of this Certificate.

6. [No change in GAAP or the application thereof has occurred since December 31, 2007.] [A change either in GAAP or the application thereof has occurred since December 31, 2007, which such change has had the following effect on the financial statements attached hereto:                     .]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

TRX, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Month/Quarter/Year ended                     (“Statement Date”)

SCHEDULE [1][2]

TO THE COMPLIANCE CERTIFICATE

($ IN 000’s)

I.	Section 8.13(a) – Consolidated Senior Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date (including the Obligations and excluding any portion of Subordinated Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto does not mature on demand or within one year from the date of determination):		$

	B.	Consolidated EBITDA for period of twelve calendar months ending on above date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$

		2.	Consolidated Interest Charges for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation expenses for Subject Period:	$

		5.	Amortization expenses for Subject Period:	$

		6.	Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$

		7.	Specified Non-Recurring Items for Subject Period:	$

		8.	Non-cash deductions from Consolidated Net Income for Subject Period	$

		9.	Income tax credits for Subject Period:	$

		10.	Non-cash additions to Consolidated Net Income for Subject Period:	$

		11.	Cash expenditures during Subject Period related to non-cash reductions of Consolidated Net Income in prior periods added in determining Consolidated EBITDA in such prior periods:	$

		12.	Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9 – 10 – 11):	$

	C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.12): Maximum permitted:		to 1 1:00 to 1:00

Form of Compliance Certificate

II.	Section 8.13(b) – Clean Down Period.

The Outstanding Amount of Loans under the Agreement have been reduced to $2,000,000 or less for at least [ ] consecutive days during the fiscal quarter ended on the Statement Date.

Minimum required: 30

III.	Section 8.13(c) – Consolidated Fixed Charge Coverage Ratio

	A.	Consolidated EBITDA (from Line I.B.12 above):		$

	B.	Non-Financed Capital Expenditures for the most recently ended Measurement Period:		$

	C.	Consolidated Fixed Charges for the most recently ended Measurement Period:

		1.	The principal amount of Indebtedness (including the principal portion of any Attributable Indebtedness and excluding any Obligations under the Loan Documents) of the Borrower and its Subsidiaries to be paid during the 12 month period immediately following such Measurement Period:	$

		2.	Consolidated Interest Charges required to be paid during such Measurement Period:	$

		3.	Consolidated Fixed Charges (Lines III.C. 1 + 2):	$

	D.	Consolidated Fixed Charge Coverage Ratio ([Line III.A – Line III.B] / Line III.C): Minimum permitted:		to 1 1:00 to 1:00

IV.	Section 8.14 – Capital Expenditures.

	A.	Capital expenditures made during fiscal year to date:		$

	B.	Capital expenditures that could have been made during prior fiscal year but which were not made (≤$5,000,000):		$

	C.	Maximum permitted capital expenditures ($12,000,000 + Line III.B.):		$

	D.	Excess (deficit) for covenant compliance (Line IIIC. – III.A):		$

Form of Compliance Certificate

EXHIBIT C

Albany Atlanta Brussels Denver Los Angeles		New York Philadelphia Sacramento San Diego San Francisco Washington, D.C.

303 Peachtree Street, NE — Suite 5300 — Atlanta, GA 30308 Tel: 404.527.4000 — Fax: 404.527.4198 www.mckennalong.com

May 30, 2008

Atlantic Capital Bank

3280 Peachtree Road, N.E.

Suite 1600

Atlanta, GA 30305

Re:	TRX, Inc.

Ladies and Gentlemen:

We have acted as counsel to TRX, Inc., a corporation incorporated under the laws of the State of Georgia (the “Company” or “Borrower”), in connection with the review, execution and delivery of a Credit Agreement dated as of May     , 2008 (the “Credit Agreement”), by and between the Company and Atlantic Capital Bank (the “Lender”), and the other parties thereto. We have also acted as counsel to each of TRX Technology Services, L.P., a limited partnership formed under the laws of the State of Georgia (“TRX LP”), Travel Technology, LLC, a limited liability company formed under the laws of the State of Georgia (“Travel Technology”), TRX Fulfillment Services, LLC, a limited liability company formed under the laws of the State of Georgia (“TRX Fulfillment”), and Technology Licensing Company, LLC, a limited liability company formed under the laws of the State of Georgia (“Technology Licensing”; together with TRX LP, Travel Technology, TRX Fulfillment and Technology Licensing, the “Guarantors”; the Guarantors, together with the Company, the “Credit Parties”), in connection with the Guaranty and the other Loan Documents identified below to which they are party. This Opinion is furnished to you pursuant to Section 5.01(a)(iv) of the Credit Agreement. Capitalized terms not otherwise defined herein have the respective meaning given them in the Credit Agreement.

In the capacity described above, we have reviewed of the following documents:

(a) the Credit Agreement;

(b) the Notes;

(c) the Guaranty;

(d) the Security Agreement;

(e) the Securities Pledge Agreement;

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May 30, 2008

(f) the Deposit Account Control Agreements; and

(g) the UCC-1 financing statements naming the Credit Parties as “Debtors” (the “Financing Statements”).

The documents and instruments set forth in items (a) through (g) above are referred to herein as the “Loan Documents”.

In the capacity described above, we have reviewed the Loan Documents and considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of the organization and formation documents of the Credit Parties, the corporate and limited liability company proceedings of the Credit Parties, authorizing the execution and delivery of the Loan Documents to which a Credit Party is a party and the performance required of the Credit Parties thereby, a certificate of an officer of each of the Credit Parties delivered to us (the “Officer’s Certificate”), certificates of officers of the Credit Parties delivered at the closing of the transactions contemplated by the Loan Documents, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the Opinions (as hereinafter defined) expressed herein.

In such examination, we have assumed the genuineness of all signatures; the authenticity and completeness of all documents and records submitted to us as originals; the conformity to the original documents and records of all documents and records submitted to us as facsimile, notarial, certified or photostatic copies; and, the authenticity of the originals of such latter documents and records. We have also assumed that each natural person executing documents, instruments or agreements on behalf of the Credit Parties has sufficient legal competency to do so and that the consideration contemplated by any such documents, instruments and agreements has been given. As to all questions of fact material to the Opinions expressed herein, we have assumed, without independent investigation, the accuracy of the factual matters addressed by, and accordingly have relied upon, the Officer’s Certificate, the certificates of officers of the Credit Parties delivered at the closing of the transactions contemplated by the Loan Documents, certificates of public officials, and the representations and warranties of the Company contained in the Credit Agreement, all notwithstanding any knowledge or materiality qualification contained therein and upon the compliance of the Company with the covenants applicable to it contained in the Credit Agreement. All references herein to any agreement shall be deemed to refer only to the body of such agreement (including the annexes, exhibits and schedules thereto and, solely with respect to the Loan Documents, defined terms incorporated therein by reference) exclusive of other instruments referred to or incorporated by reference therein.

The Opinions expressed herein are limited to the laws of the State of Georgia and applicable federal laws of the United States of America in force and effect on the date hereof. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction.

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May 30, 2008

We note that certain of the “Material Written Agreements” (as defined below) state that they are to be construed in accordance with and governed by the laws of jurisdictions other than the State of Georgia. We do not opine as to whether any court of any jurisdiction will give effect to the governing law provision in such agreements, but have assumed with your permission, hypothetically and solely for purposes of the Opinions expressed in paragraph “4” below, that if the Credit Parties are brought before a proper court in the State of Georgia to enforce rights under the Material Written Agreements, such court will apply the substantive laws of the State of Georgia, notwithstanding the governing law provision contained in any Material Written Agreement.

The term “laws” as used in this opinion letter means the constitution and each of the statutes, judicial and administrative decisions, and rules and regulations of governmental agencies of the relevant jurisdiction, except to the extent that the context in which such term is used limits or makes more specific such meaning.

With your permission, in addition to the assumptions noted in the body of this opinion letter, we have made the assumptions set forth on Exhibit A attached hereto.

Whenever an Opinion or confirmation set forth in this opinion letter is qualified by the words “to our knowledge,” “known to us,” or other words of similar meaning, the quoted words mean the current awareness by lawyers in the Primary Lawyer Group of factual matters such lawyers recognize as being relevant to the Opinion or confirmation so qualified and that such Primary Lawyer Group has no actual knowledge that any such facts are inaccurate. “Primary Lawyer Group” means Ann-Marie McGaughey and Monique Gonzalez, who are the attorneys in our firm primarily responsible for our legal services relating to the transactions contemplated by the Loan Documents, and shall not refer to knowledge of any other person in any way associated with this firm.

The only opinions rendered by this firm consist of the opinions set forth in numbered paragraphs “1” through “11” below following the phrase “it is our Opinion that” (individually, our “Opinion”, and collectively our “Opinions”), and no Opinion is implied or to be inferred beyond matters so expressly stated. Additionally, our Opinions are based upon and subject to the qualifications, limitations and exceptions set forth in this opinion letter. Without limiting the generality of the foregoing, we wish to point out to you that we do not herein express any Opinion as to any of the matters set forth on Exhibit B attached hereto.

Based on the foregoing and the matters set forth on Exhibit A and Exhibit B, and subject to the qualifications stated herein and on Exhibit A and Exhibit B, it is our Opinion that:

1. The Company is a corporation, duly organized and validly existing and in good standing under the laws of the State of Georgia, has the corporate power to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party, and to own and use its assets, and to conduct its business as presently conducted.

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May 30, 2008

2. Each Guarantor is a corporation, partnership or limited liability company, as applicable, duly organized or formed, validly existing and in good standing under the laws of the State of its organization or formation and has the power to execute and deliver, and to perform its obligations under, the Loan Documents to which it is a party and to own and use its assets, and to conduct its business as presently conducted.

3. Each Credit Party has duly authorized the execution and delivery of the Loan Documents to which it is a party and the performance by such Credit Party of its obligations under each Loan Document to which it is a party, and has duly executed and delivered such Loan Documents.

4. The execution and delivery by each Credit Party of the Loan Documents to which it is a party do not, and if such Credit Party were now to perform its respective obligations under the Loan Documents of such Credit Party, would not, result in any (i) violation of each Credit Party’s organizational documents; (ii) violation of any existing federal or State of Georgia law to which such Credit Party or its assets are subject, which either prohibits performance by such Credit Party of its obligations under the Loan Documents or subjects the Credit Party to a fine, penalty or other similar sanction; (iii) breach of or default under any Material Written Agreement; (iv) creation or imposition of a contractual lien or security interest in, on or against the assets of a Credit Party under any Material Written Agreements; or (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, a Credit Party or its assets are subject.

With your permission, we have assumed that the term “Material Written Agreements” used in this Opinion Letter includes only those agreements listed on Schedule 6.18 to the Credit Agreement.

5. Each Loan Document is enforceable against each Credit Party in accordance with the terms thereof.

6. The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended or to any federal or states statute or regulation limiting its ability to incur indebtedness for borrowed money or subject to the regulation under the Federal Power Act, as amended.

7. Assuming that the Company applies the proceeds of the Loans as provided in the Credit Agreement, the making of Loans and the issuance of Letters of Credit (as such terms are defined in the Credit Agreement) under the Credit Agreement do not violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America.

8. The Securities Pledge Agreement and the Security Agreement each creates a valid security interest in favor of the Lender in all of the Collateral (as defined in the Securities Pledge

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May 30, 2008

Agreement or the Security Agreement) in which a security interest may be created under Article 9 of the Georgia UCC.

9. The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the States of Georgia.

10. The consideration to be paid to the Lender for the financial accommodations to be provided to the Company pursuant to the Credit Agreement does not violate any law of the State of Georgia relating to interest and usury.

11. Upon filing the Georgia Financing Statements in the Office of the Clerk of the Superior Court of any County in the State of Georgia and the payment of all applicable filing fees, the security interest of the Lender in the Collateral granted under the Securities Pledge Agreement and the Security Agreement will be perfected. Upon delivery to the Lender of the certificates representing the “Pledged Equity Interests” (as defined in the Pledge Agreement), together with stock powers endorsed in blank, the security interest of the Lender in the Pledged Equity Interests will be perfected.

Based upon the limitations and qualifications set forth herein and in Exhibit A and Exhibit B, we confirm to you that, to our knowledge, no litigation, mediation, arbitration, other alternative dispute resolution proceeding, or adversarial or sanction oriented proceeding before any court, governmental agency or any self-regulatory organization, against the Company or any of its properties is pending or, to our knowledge, overtly threatened by a written communication delivered to the Company.

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May 30, 2008

The Opinions expressed herein are given as of the date hereof, and we expressly decline any undertaking to revise or update any of the Opinions subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof which would cause us to modify our Opinions, in whole or in part. This opinion letter is provided to you solely for your benefit in connection with the transactions contemplated by the Loan Documents and may not be disclosed, relied upon or used for any other purpose, or by any other person, other than your successors and permitted assigns, without our prior written consent.

Very truly yours,

MCKENNA LONG & ALDRIDGE, LLP

By:	/s/ Mckenna Long & Aldridge, LLP

EXHIBIT A

With your permission, we have assumed the following:

(i)	To the extent that the obligations of the Credit Parties under the Loan Documents may be dependent on such matters, (a) that the Lender is duly organized, validly existing and in good standing under all applicable law, has all requisite power and authority to be bound by and perform its obligations under the Loan Documents and other documents and agreements contemplated thereby and to consummate the transactions contemplated by the Loan Documents, has duly authorized the execution and delivery of the Loan Documents and has duly executed and delivered the Loan Documents; (b) that the execution and delivery of the Loan Documents will not be in conflict with, violate, result in a breach of, or constitute a default (with due notice or a lapse of time, or both) under any constitution, statute, rule, regulation, order or other law or legal requirement applicable to the Lender; (c) that there is no legal restriction, no requirement of registration, consent, approval, license or authorization by any governmental authority, no pending judicial proceeding, and no order, writ, injunction or decree of any court or governmental agency, any of which would limit, prescribe or require consent for the undertaking by the Lender in connection with the transactions contemplated by the Loan Documents, except for consents, approvals, licenses and authorizations which are referenced in the Loan Documents or the schedules thereto and that have been obtained; and (d) that the Loan Documents are enforceable against the Lender.

(ii)	The Lender has acted and will act in good faith and without notice of any defense against enforcement of rights created by the Loan Documents, or adverse claim to any property pledged in connection therewith. The Lender has complied with all laws applicable to it that affect the transactions contemplated by the Loan Documents. Each party, and its successors and assigns, will (a) act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Loan Documents, (b) not engage in any conduct in the exercise of such rights or enforcement of such remedies that would constitute conduct other than fair dealing and (c) comply with all requirements of applicable procedural and substantive law in exercising any rights or enforcing any remedies under the Loan Documents. The transactions contemplated by the Loan Documents comply with any test required by law of good faith or fairness. Each party will act in accordance with the terms and conditions of the Loan Documents.

(iii)	The exercise of any rights or enforcement of any remedies under the Loan Documents would not be unconscionable, result in a breach of the peace or otherwise be contrary to public policy.

(iv)

No discretionary act by the Credit Parties or on its behalf will be taken after the date of the closing of the transactions contemplated by the Loan Documents if such act might result in a violation of law or breach or default under any agreement, decree, writ, judgment or court order. The Credit Parties will obtain all permits and governmental approvals and take all other actions which are both

(a) relevant to performance of the Loan Documents and the maintenance of any security interests created thereby and the perfection thereof, and (b) required in the future under applicable law.

(v)	In the event that any party to the Loan Documents seeks to maintain any action, suit or proceeding in the courts of the State of Georgia to enforce any provision of the Loan Documents, such person, if required at such time to hold a certificate of authority to transact business as a foreign corporation or other entity in the State of Georgia, will have such a certificate prior to commencing such action, suit or proceeding.

(vi)	For the purposes of the Opinion expressed in paragraph 4, any document to which the Credit Party is a party or by which such Credit Party is bound (other than the Loan Documents) will be enforced as written.

(vii)	With respect to the Loan Documents and the transactions contemplated thereby, there has been no mutual mistake of fact and there exists no fraud or duress.

(viii)	No issue of unconstitutionality or invalidity of a relevant law exists unless a reported case has so held.

(ix)	The Loan Documents do not involve a transaction in which the parties are creating a purchase money security interest in any goods which the parties understand will be kept in any state other than Georgia.

(x)	The interest currently provided for in (or any other interest allowed or to be subsequently designated under the terms of) the Loan Documents, together with all other charges in the nature of interest payable with respect to the transactions contemplated thereby will not at any time (whether due to prepayment, acceleration, lack of borrowing, or otherwise) exceed five percent (5%) per month as prohibited by O.C.G.A. § 7-4-18, and no such interest or charges constitute precomputed interest within the meaning of O.C.G.A. § 7-4-2(b).

(xi)	There is no payment of, or agreement for the payment of, interest on unpaid interest under the Loan Documents, as prohibited by O.C.G.A. § 7-4-17.

(xii)	There is no understanding or agreement not embodied in the Loan Documents that would modify any term of any of the Loan Documents or any right or obligation of a party thereunder.

EXHIBIT B

We express no opinion with respect to:

(1)	The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation into a recourse obligation, and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, including the Uniform Fraudulent Transfer Act as adopted in Georgia, and state receivership laws.

(2)	The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (a) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (b) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (c) good faith and fair dealing; (d) reasonableness; (e) materiality of the breach; (f) impracticability or impossibility of performance; (g) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than a Credit Party; (h) the effect of Section 1-102(3) of the UCC as in effect in the State of Georgia on the date hereof (O.C.G.A. § 11-1-102(3)); and (i) unconscionability.

(3)	The possible unenforceability of certain remedies, waivers, and other provisions of the Loan Documents under applicable laws (in addition to those referred to in paragraphs (1) and (2) immediately above) and the possible unavailability of certain equitable or specific remedies under such laws; however, it is our opinion that such laws (other than those referred to in paragraphs (1) and (2) immediately above) do not make the remedies and procedures which will be afforded to the Lender under the Loan Documents inadequate for the realization of the substantive benefits intended to be provided by the Loan Documents to the Lender thereunder, except for the economic consequences, if any, resulting from any delay caused by such applicable laws and so long as such remedies and procedures are exercised in compliance with applicable laws of the State of Georgia relating to the exercise of such remedies and procedures.

(4)	The effect and possible unenforceability of contractual provisions providing for choice of governing law.

(5)	The possible unenforceability of provisions purporting to waive certain rights of guarantors or indemnitors (whether expressed as waivers, consents or otherwise).

(6)	The possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct of the person or entity to be indemnified (or any agent, contractor, employee, representative, partner, officer, director, or shareholder of such person or entity) or to the extent otherwise contrary to public policy.

(7)	The possible unenforceability of provisions purporting to require arbitration of disputes.

(8)	The possible unenforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages, or for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent any such provisions are deemed to be penalties or forfeitures.

(9)	The possible unenforceability of waivers or advance consents that have the effects of waiving statutes of limitation, marshalling of assets or similar requirements, or as to the jurisdiction of courts, the venue of actions, the rights to jury trial or, in certain cases, notice.

(10)	The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person’s course of dealing, course of performance, or the like or failure or delay in taking actions may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind.

(11)	The effect of course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

(12)	The possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative.

(13)	The effect of O.C.G.A. § 13-1-11 on provisions relating to attorneys’ fees.

(14)	The possible unenforceability of provisions that determinations by a party or a party’s designee are conclusive.

(15)	The possible unenforceability of provisions permitting modifications of an agreement only in writing.

(16)	The possible unenforceability of provisions that the provisions of an agreement are severable.

(17)	The effect of laws requiring mitigation of damages.

(18)	The possible unenforceability of provisions permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

(19)	The effect of agreements as to rights of set off otherwise than in accordance with the applicable law.

(20)	The possible unenforceability of any provisions relating to the appointment of a receiver.

(21)	The possible unenforceability of Section 2.07 of the Loan Documents or any other “usury savings provisions.”

(22)	The laws, ordinances, regulations or rules of any county, city or other political subdivision of the State of Georgia or any other state of the United States of America; antitrust and unfair competition law; securities law; pension and employee benefit law; fraudulent transfer law; environmental law; bulk transfer law; tax law; patent, copyright, trademark and other intellectual property law; racketeering law; criminal statutes of general application; labor law; and law relating to permissible rates, computation or disclosure of interest.

(23)	Enforceability may be limited by the doctrine of mutual temporary disregard of contract terms as codified in O.C.G.A. § 13-4-4.

(24)	The possible unenforceability of any provision to the effect that conflicts or inconsistencies in the provisions of the Loan Documents may be resolved as determined by Lender or construed most favorably to Lender.

(25)	The possible unenforceability of any provision contained in the Loan Documents purporting to allow the Lender to accelerate the maturity of the indebtedness evidenced thereby without notice to the Company.

(26)	The possible unenforceability of any provisions requiring the payment of unearned interest or purporting to accelerate the payment of interest prior to its accrual with or without notice.

(27)	Future events that might affect perfection of the Collateral, including, but not limited to, changes in the name, identity or corporate structure of the Credit Parties that make the Financing Statement seriously misleading, the Credit Parties becoming a registered organization in a different jurisdiction, the removal of any Collateral perfected by possession or taking delivery to a location outside the state of Georgia, subsequent holders or purchasers without actual knowledge of the security interest perfected by the filing of the Financing Statement, and the failure to file appropriate continuation statements within six months prior to the end of each successive five-year period from the date of the original filing of the Financing Statement.

(28)	The possible unenforceability of any provision for waiver of or requiring acceptance of or deeming adequate service of process in any manner not authorized by applicable law or requiring any party to make a voluntary appearance in any action, suit or proceeding.